UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Agenus Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AGENUS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date	June 16, 2020

Time	5:00 P.M., Eastern Time

Webcast Address	Live audio web conference at www.virtualshareholdermeeting.com/AGEN2020

Proposals	1. To elect Garo H. Armen and Ulf Wiinberg as Class II directors, each for a term of three years expiring at the 2023 Annual Meeting of Stockholders.

2.  To approve an amendment to our Amended and Restated Directors’ Deferred Compensation Plan (as amended) to increase the number of shares of common stock authorized for issuance thereunder from 425,000 shares to 575,000 shares.

3. To approve our 2019 Employee Stock Purchase Plan.

4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

5. To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers.

6. To consider any other business as may properly come before the 2020 Annual Meeting of Stockholders or any postponement or adjournment of the meeting.

Record Date	You are entitled to vote if you were a stockholder of record on April 24, 2020.

A list of stockholders entitled to vote will be open for examination by any stockholder for any purpose germane to the 2020 Annual Meeting of Stockholders for ten days before the meeting during ordinary business hours at our principal offices at 3 Forbes Road, Lexington, Massachusetts 02421.

It is important that your shares be represented at the 2020 Annual Meeting of Stockholders. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it to us. If you attend the meeting and wish to vote at the 2020 Annual Meeting, your proxy will not be used. You may also vote your shares over the internet or by telephone. Instructions for internet or telephonic voting are printed on your proxy card.

By order of the Board of Directors,

Evan D. Kearns, Secretary

April 28, 2020

Page
GENERAL INFORMATION ABOUT OUR VIRTUAL STOCKHOLDER MEETING	2
VOTING PROCEDURES	3
PROPOSAL 1—ELECTION OF DIRECTORS	8
OUR CORPORATE GOVERNANCE	11
EXECUTIVE COMPENSATION	17
COMPENSATION OF EXECUTIVE OFFICERS	22
DIRECTOR COMPENSATION	28
OWNERSHIP OF OUR COMMON STOCK	31
DELINQUENT SECTION 16(a) REPORTS	33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	34
PROPOSAL 2—TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED DIRECTORS’ DEFERRED COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 425,000 SHARES TO 575,000 SHARES	35
PROPOSAL 3—TO APPROVE OUR 2019 EMPLOYEE STOCK PURCHASE PLAN.	38
EQUITY PLANS	42
PROPOSAL 4—TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020	43
PROPOSAL 5—TO APPROVE, IN A NON-BINDING ADVISORY VOTE, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	45
REPORT OF THE AUDIT AND FINANCE COMMITTEE	46
ADDITIONAL INFORMATION	47
APPENDIX A AMENDMENT TO AMENDED AND RESTATED DIRECTORS’ DEFERRED COMPENSATION PLAN	A-1
APPENDIX B 2019 EMPLOYEE STOCK PURCHASE PLAN	B-1

AGENUS INC.

3 Forbes Road

Lexington, Massachusetts 02421

Telephone: (781) 674-4400

PROXY STATEMENT

April 28, 2020

This proxy statement contains information about the 2020 Annual Meeting of Stockholders of Agenus Inc. (the “Annual Meeting”), including any postponements or adjournments of the meeting. The Annual Meeting will be held virtually by live audio web conference at www.virtualshareholdermeeting.com/AGEN2020 on June 16, 2020 at 5:00 P.M., Eastern Time.

In this proxy statement, we refer to Agenus Inc. as “Agenus,” “us,” “we” or the “Company.”

This proxy statement and solicitation is being made on behalf of the Board of Directors of Agenus Inc.

In accordance with the “notice and access” rules approved by the Securities and Exchange Commission (“SEC”) and in connection with the solicitation of proxies by our Board of Directors, on or about April 28, 2020 we first sent a Notice of Internet Availability of Proxy Materials and provided access to our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2019 and a form of proxy) over the internet to each stockholder entitled to vote at the Annual Meeting. We intend to mail to requesting stockholders full sets of our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2019 and a form of proxy) on or about April 28, 2020.

Our Annual Report on Form 10-K for the year ended December 31, 2019 is also available on our corporate website at http://investor.agenusbio.com/SEC-Filings and through the SEC’s EDGAR system at http://www.sec.gov. To request a printed copy of our Annual Report on Form 10-K, which we will provide to you without charge, write to Investor Relations, Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421. No material on our website is part of this proxy statement.

GENERAL INFORMATION ABOUT OUR VIRTUAL STOCKHOLDER MEETING

Why a virtual meeting?	Given the novel coronavirus (COVID-19) pandemic, we believe it important for the safety of our employees, stockholders and all of our constituents to participate fully from a remote location. We have designed the virtual format for ease of stockholder access and participation. Stockholders may vote and submit questions online during the meeting by following the instructions below.

Who can attend the 2020 Annual Meeting?	Any Company stockholder as of the close of business on the record date may attend the meeting.

How do I attend the 2020 Annual Meeting?

Our Annual Meeting will begin promptly at 5:00 p.m. ET in a virtual meeting format at www.virtualshareholdermeeting.com/AGEN2020. To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice Regarding the Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 5:00 p.m. ET. We encourage you to access the meeting prior to the start time. Online check-in will start 15 minutes before the meeting, and you should allow ample time for the check-in procedures. If your shares are held in a bank or brokerage account, instructions should also be provided on the voting instruction form provided by your bank or brokerage firm.

If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the record date.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble Accessing the virtual Annual Meeting website?	We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

VOTING PROCEDURES

YOUR VOTE IS IMPORTANT. PLEASE TAKE THE TIME TO VOTE. Stockholders have a choice of voting over the internet, by telephone, by mail using a proxy card, or by attending the 2020 Annual Meeting. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote over the internet, by telephone, or at the 2020 Annual Meeting, you do not need to return your proxy card.

Who can vote?	Each share of our common stock that you owned as of the close of business on April 24, 2020 (the “record date”), entitles you to one vote on each matter to be voted upon at the 2020 Annual Meeting. On the record date, there were 167,384,037 shares of Agenus common stock issued, outstanding, and entitled to vote.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the “notice and access” rules adopted by the SEC, we provide stockholders access to our proxy materials over the internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (“Notice”) to all of our stockholders as of the record date. The Notice includes instructions on how to access our proxy materials over the internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you revoke the election and request a full set of printed proxy materials.

What is the difference between holding shares directly in my name and holding shares in “street name”?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the “stockholder of record.” The Notice was sent directly to you by our tabulator, Broadridge Financial Solutions, Inc. (“Broadridge”), on behalf of Agenus.

If your shares are held for you in an account by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in “street name.”

How do I vote?

If your shares are registered directly in your name, you may vote:

•  Over the internet. Go to the website of our tabulator, Broadridge, at http://www.proxyvote.com and follow the instructions. Your shares will be voted according to your instructions. If you do not specify how you want to vote your shares, your internet vote will not be completed and you will receive an error message. If you hold your shares directly and wish to vote over the internet, your vote must be received by 11:59 P.M. Eastern Time on June 15, 2020. If your shares are held in a Company stock plan and you wish to vote over the internet, your vote must be received by 11:59 P.M. Eastern Time on June 13, 2020.

•  By telephone. Dial 1-800-690-6903 using any touch-tone telephone and follow the instructions. Your shares will be voted according to your instructions. If you hold your shares directly and wish to vote over the telephone, your vote must be received by 11:59 P.M. Eastern Time on June 15, 2020. If your shares are held in a Company stock plan and you wish to vote over the telephone, your vote must be received by 11:59 P.M. Eastern Time on June 13, 2020.

•  By mail. Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•  At the 2020 Annual Meeting. You may vote your shares at www.virtualshareholdermeeting.com/AGEN2020 during the Annual Meeting. You will need the 16-digit control number that is on either the notice or the proxy card when voting. Additional instructions regarding voting will be provided on the Annual Meeting website.

If your shares are registered in “street name,” you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction card included in the mailing, or by following their instructions for voting over the internet or by telephone.

How can I change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the 2020 Annual Meeting. To do this, you must do one of the following:

•  Vote over the internet as instructed above. Only your latest internet vote is counted.

•  Vote by telephone as instructed above. Only your latest telephonic vote is counted.

•  Sign a new proxy card and submit it as instructed above.

•  Attend the 2020 Annual Meeting and vote at the meeting. Attending the meeting will not revoke your proxy unless you specifically request it. Please refer to the instructions on page 2 for information on how to attend our 2020 Annual Meeting. You may vote during the meeting by following the instructions available on the meeting website.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker, bank, or nominee. You may also vote at the 2020 Annual Meeting if you deliver a valid and completed proxy card as described in the answer to the “How do I vote?” question above.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the internet, vote by telephone, return your proxy, or vote at the 2020 Annual Meeting.

If your shares are held in “street name,” your broker, bank, or nominee, under certain circumstances, may vote your shares for you if you do not return your proxy. A broker, bank, or nominee has authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your broker, bank, or nominee to vote your shares, it may either vote your shares on routine matters, or leave your shares unvoted. Proposal 4 (to ratify the appointment of KPMG LLP as our independent registered public accounting firm) is the only proposal that is considered a routine matter for this purpose. Your broker, bank, or nominee cannot vote your shares with respect to non-routine matters unless they receive your voting instructions. We encourage you to provide voting instructions to your broker, bank, or nominee by giving them your proxy. This ensures your shares will be voted at the 2020 Annual Meeting according to your instructions. You should receive directions from your broker, bank, or nominee about how to submit your proxy to them at the time you receive this proxy statement.

What does it mean if I receive more than one proxy card?	It means that you have more than one account, which may be at the transfer agent or brokers. Please vote over the internet or by telephone, or complete and return all proxies for each account to ensure that all of your shares are voted.

How many shares must be present to hold the 2020 Annual Meeting?

A majority of our outstanding shares of common stock as of the record date must be present at the 2020 Annual Meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the shares are voted in person or by proxy at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum.

If a quorum is not present, the 2020 Annual Meeting will be adjourned until we obtain a quorum.

What vote is required to approve each matter and how are votes counted?

Proposal 1—To elect two Class II directors, each for a term of three years expiring at the 2023 Annual Meeting of Stockholders.

The nominees for director receiving the highest number of votes FOR election will be elected as a director. This is called a plurality. You may vote FOR the nominees or WITHHOLD your vote from the nominees. If your shares are held by your broker, bank, or nominee in “street name” and if you do not vote your shares or instruct your broker, bank, or nominee how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes” (when a broker does not have authority to vote on the proposal in question). Abstentions and “broker non-votes” are not counted for purposes of electing directors. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

Proposal 2—To approve an amendment to our Amended and Restated Directors’ Deferred Compensation Plan to increase the number of shares of common stock authorized for issuance thereunder from 425,000 shares to 575,000 shares.

To approve Proposal 2, a majority of the votes cast by stockholders present in person or represented by proxy at the 2020 Annual Meeting and voting on the matter must vote FOR Proposal 2. If your shares are held by your broker, bank, or nominee in “street name” and if you do not vote your shares or instruct your broker, bank, or nominee how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes.” Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 2 and will have no effect on the vote.

Proposal 3—To approve our 2019 Employee Stock Purchase Plan.

To approve Proposal 3, a majority of the votes cast by stockholders present in person or represented by proxy at the 2020 Annual Meeting and voting on the matter must vote FOR Proposal 3. If your shares are held by your broker, bank, or nominee in “street name” and if you do not vote your shares or instruct your broker, bank, or nominee how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes.” Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 3 and will have no effect on the vote.

Proposal 4—To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

To approve Proposal 4, a majority of the votes cast by stockholders present in person or represented by proxy at the 2020 Annual Meeting and voting on the matter must vote FOR Proposal 4. If your shares are held by your broker, bank, or nominee in “street name,” and you do not vote your shares, your broker, bank, or nominee has authority to vote your unvoted shares on Proposal 4. If the broker, bank, or nominee does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. Abstentions will not be counted as votes cast or shares voting on Proposal 4 and will have no effect on the vote.

Proposal 5—To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers.

To approve Proposal 5, a majority of the votes cast by stockholders present in person or represented by proxy at the 2020 Annual Meeting and voting on the matter must vote FOR Proposal 5. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 5 and will have no effect on the vote.

How does the Board of Directors recommend that I vote?	Our Board of Directors recommends that you vote: • FOR Proposal 1—To elect the nominated Class II directors, each for a term of three years expiring at the 2023 Annual Meeting of Stockholders.

•  FOR Proposal 2— To approve an amendment to our Amended and Restated Directors’ Deferred Compensation Plan to increase the number of shares of common stock authorized for issuance thereunder from 425,000 shares to 575,000 shares.

•  FOR Proposal 3— To approve our 2019 Employee Stock Purchase Plan.

•  FOR Proposal 4—To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

•  FOR Proposal 5—To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers.

Are there other matters to be voted on at the 2020 Annual Meeting?	We do not know of any other matters that may come before the 2020 Annual Meeting. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy card intend to vote, or otherwise act, in accordance with their judgment.

Where do I find the voting results of the 2020 Annual Meeting?	We will report the voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the end of the 2020 Annual Meeting.

Who bears the costs of soliciting these proxies?	We will bear the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers, and employees may solicit proxies by telephone, e-mail, and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

How can I receive future proxy statements and annual reports over the internet instead of receiving printed copies in the mail?	This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2019 are available on our website at http://investor.agenusbio.com/SEC-Filings. Most stockholders can elect to view future proxy statements and annual reports over the internet instead of receiving printed copies in the mail.

If your shares are registered directly in your name, you can choose this option when you vote over the internet and save us the cost of producing and mailing these documents. You can also choose to view future proxy statements and annual reports over the internet. Your election to receive proxy materials by e-mail will remain in effect until you revoke the election and request a full set of printed proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site.

If your shares are held in “street name,” you should check the information provided by your broker, bank, or other nominee for instructions on how to elect to view future proxy statements and annual reports over the internet. No material on our website is part of this proxy statement.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors has nominated the individuals listed below for election as Class II directors. Each nominee currently serves as a Class II director.

Our Board of Directors (the “Board”) is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The Board currently consists of six members. Two members are Class I directors, with terms expiring at the 2022 Annual Meeting of Stockholders. Two members are Class II directors, with terms expiring at the 2020 Annual Meeting. Two members are Class III directors, with terms expiring at the 2021 Annual Meeting of Stockholders. The Board has nominated Garo H. Armen and Ulf Wiinberg, each of whom is a current Class II director, for re-election to a term expiring at the 2023 Annual Meeting of Stockholders.

For more information on nomination of directors, see “Corporate Governance and Nominating Committee” below in the section entitled “Our Corporate Governance—Committees of the Board.”

Your vote is requested in favor of Garo H. Armen and Ulf Wiinberg, the nominees listed below, as Class II directors. The nominees have indicated their willingness to serve, if elected, but if they should be unable or unwilling to serve, proxies may be voted for substitute nominees designated by the Board.

There are no family relationships between or among any of our executive officers, directors, or nominee for director.

Below are the names and certain information about each member of the Board, including the nominees for election as Class II directors:

NOMINEE FOR CLASS II DIRECTORS—TERMS TO EXPIRE IN 2020

Garo H. Armen, Ph.D. Age: 67 Founder, Chairman and Chief Executive Officer of Agenus Inc. Director since 1999 (a) Executive Committee	Dr. Armen is Chairman and Chief Executive Officer of Agenus Inc., which he co-founded in 1994. Dr. Armen brings to our Board a deep historical and practical knowledge of the business of the Company and its technologies, as well as years of expertise in the financial and biopharmaceutical arenas. From mid-2002 through 2004, he was Chairman of the Board of Directors for the biopharmaceutical company Elan Corporation, plc which he helped restructure. Dr. Armen currently serves as non-executive Chairman of the Board of Directors of Protagenic Therapeutics, Inc., a publicly held biotechnology company. Dr. Armen is also the founder and Chairman of the Children of Armenia Fund, a philanthropic organization established in 2000 that is dedicated to the positive development of the children and youth of rural Armenia. He holds a Ph.D. degree in physical organic chemistry from the City University of New York.

Ulf Wiinberg

Age: 61

Chief Executive Officer of

X-Vax Technology, Inc.

Director since 2016

(a) Audit and Finance Committee (Chair)

(b) Corporate Governance and Nominating

Committee

(c) Executive Committee

Mr. Wiinberg has almost 20 years of senior leadership experience and currently serves as the Chief Executive Officer of X-Vax Technology, Inc. (“X-Vax”), a pre-clinical vaccine research company. Prior to X-Vax, Mr. Wiinberg served as Chief Executive Officer of H. Lundbeck A/S (“Lundbeck”) from June 2008 to December 2014. Lundbeck is a global pharmaceutical company developing and marketing treatments for psychiatric and neurological disorders. He previously served on the boards of several health care industry associations and held multiple executive roles at Wyeth, one of the world’s largest research-driven pharmaceutical companies that was acquired by Pfizer in 2009. He served as President of Wyeth Europe, Africa and Middle East; President of Consumer Healthcare; Managing Director of Wyeth UK, and in various commercial positions. Mr. Wiinberg currently serves on the boards of UCB SA, a global biopharmaceutical company based in Belgium, Hansa Medical AB (Chairman), a

Swedish biopharmaceutical company, and Alfa Laval AB, a Swedish industrial company. Mr. Wiinberg brings to our Board years of experience in the biotechnology, pharmaceutical and healthcare industries internationally.

CLASS III DIRECTORS—TERM TO EXPIRE IN 2021

Wadih Jordan Age: 85 Director since 2003 (a) Compensation Committee (Chair) (b) Audit and Finance Committee	Mr. Jordan was most recently the founder and President of NearEast Enterprise, L.L.C. from 2011 to April 2015, a company that marketed pharmaceuticals in Near East markets, including Lebanon, Turkey, Saudi Arabia, Egypt, and the Gulf countries. From 1995 to 2011, Mr. Jordan served as President of NearEast Pharma LLC, a company that provided pharmaceutical, biotechnology and equipment for pharmaceutical industries to the Near East and Middle East markets. From 1993 to 1995, Mr. Jordan served as a Vice President of Cyanamid International, a research-based life sciences company, and from 1976 to 1993, Mr. Jordan served as a Managing Director within Cyanamid International. From December 2003 to December 2015, Mr. Jordan was a trustee of the Board of Directors of the Lebanese American University, located in Beirut, Lebanon, and incorporated under the Board of Regents in New York State. Mr. Jordan received a bachelor’s degree in agriculture at the American University of Beirut, Lebanon, and a certificate in international business from Columbia University. Mr. Jordan brings to our Board years of expertise in both the biotechnology/pharmaceutical and international arenas.

Allison M. Jeynes-Ellis, MD, FFM (UK) Age: 54 Chief Executive Officer of Avillion LLP Director since 2018 (a) Executive Committee	Dr. Jeynes-Ellis is a trained clinician with more than 25 years of senior leadership experience in the pharmaceutical industry. Dr. Jeynes-Ellis is the Chief Executive Officer and a Director of Avillion LLP (“Avillion”), a London-based drug development company. Prior to her current position as CEO, Dr. Jeynes-Ellis served as Avillion’s Chief Medical Officer from December 2012 to January 2014. Before her tenure at Avillion, Dr. Jeynes-Ellis worked in senior roles at Wyeth, Bristol-Myers Squibb, and Novartis. Her previous affiliations also include Cambridge Antibody Technology and Genentech, government bodies and medical charities. She has managed teams focusing on global clinical development projects that have led to drug approvals in Europe and the United States, across a range of therapeutic areas. Dr. Jeynes-Ellis currently serves as a Senior Advisor to Blackstone Life Sciences.

CLASS I DIRECTORS—TERM TO EXPIRE IN 2022

Brian Corvese Age: 62 President and Founder of Vencor Capital Director since 2007 (a) Compensation Committee (b) Corporate Governance and Nominating Committee (c) Executive Committee (Chair)	Since 1999, Mr. Corvese has been the President and Founder of Vencor Capital (“Vencor”), a private equity firm with telecommunications and technology investments in the Middle East and Mediterranean regions. Prior to working at Vencor, Mr. Corvese worked on investments in the U.S. and global equity markets as a Managing Director and partner at Soros Fund Management, the largest hedge fund in the world at the time. From 1988 to 1996, Mr. Corvese was a partner at Chancellor Capital Management (“Chancellor”), a $25 billion money management firm. While at Chancellor, Mr. Corvese was a Portfolio Manager with responsibility for investments made in basic industries, restructurings, and special situations, corporate governance investments, as well as founded and managed his own hedge fund. From 1981 to 1988, Mr. Corvese was with Drexel Burnham Lambert (“Drexel”) as an equity analyst following the chemical and specialty chemical industries and participated in a significant number of merger and acquisition activities. While at Drexel, Mr. Corvese was a member of the top chemical and specialty chemical research team, as ranked by Institutional Investor. Mr. Corvese currently serves on the Board of Directors of the National Telecommunications Corporation, based in Cairo, Egypt, and Protagenic

Therapeutics based in Ontario, Canada. Mr. Corvese earned degrees in finance and political science from The University of Rhode Island and attended New York University Graduate School. With over 30 years of experience in the financial industry, Mr. Corvese brings substantial financial expertise to our Board.

Timothy R. Wright

Age: 62

Chief Executive Officer of MiMedX Group, Inc.

Director since 2006,

Lead Director since 2009

(a) Compensation Committee

(b) Corporate Governance and Nominating Committee (Chair)

(c) Audit and Finance Committee

(d) Executive Committee

Mr. Wright is the Chief Executive Officer of MiMedX Group, Inc. (“MiMedX”), a position that he has held since May 2019. MiMedX is an advanced wound care and emerging therapeutic biologics company. Mr. Wright has also been a Director of MiMedX since June 2019. Mr. Wright also serves as a Partner at Signal Hill Advisors, LLC, a position he has held since February 2011. Mr. Wright also serves as chairman of The Ohio State University Comprehensive Cancer Center Drug Development Institute, and director of the Ohio State University Innovation Foundation. Mr. Wright was the President and Chief Executive Officer and a director of M2Gen Corp., a privately held health informatics company, between July 2017 and September 2018. From April 2015 through July 2017, Mr. Wright was the Executive Vice President, Mergers and Acquisitions, Strategy and Innovation at Teva Pharmaceuticals Industries Ltd. From September 2013 to March 2015, Mr. Wright served as head of The Ohio State University Technology Transfer Office. From July 2011 to July 2012, Mr. Wright served as Chairman, Interim CEO, and a member of the Board of Directors of Curaxis Pharmaceuticals Corporation, a research based company dedicated to finding cures for age-related diseases, including Alzheimer’s disease and cancer. Prior to Mr. Wright’s tenure at Curaxis, the company had been experiencing financial difficulties and, as a result, Curaxis filed for Chapter 11 bankruptcy in July 2012. Prior to that, Mr. Wright served as President of the Imaging Solutions and Pharmaceutical Products Sector of Covidien from February 2007 until December 2010. Mr. Wright brings to our Board over 30 years of global pharmaceutical industry experience in general management, product development, and commercialization as well as business restructuring and transaction experience. Beginning in April 2004, Mr. Wright was interim CEO, President and a member of the Board of Directors of AAI Pharma, a hybrid pharmaceutical, drug delivery/manufacturing, and global clinical research organization. Upon the sale of AAI Pharma’s pharmaceutical assets to Xanodyne Pharmaceuticals Inc., Mr. Wright transitioned to Chief Operating Officer at Xanodyne Pharmaceuticals Inc., a role he maintained until May 2006. Mr. Wright was also President of Elan Bio-Pharmaceuticals and has held several senior management positions with Cardinal Health Inc. and Dupont Merck Pharmaceutical Company. Over his career, Mr. Wright has served on ten Boards of Directors, including six in North America and four in Europe and Asia. Mr. Wright earned his bachelor’s degree from The Ohio State University. Mr. Wright’s global and extensive biotechnology, pharmaceuticals and life sciences operating experience combined with his professional Board experience brings important insight to Agenus.

Vote Required

The two nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. If your shares are held by your broker, bank, or nominee in “street name” and if you do not vote your shares or instruct your broker, bank, or nominee how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes.” Abstentions and “broker non-votes” are not counted for purposes of electing directors. You may vote FOR each of the nominees, WITHHOLD your vote from each of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

The Board of Directors recommends a vote FOR each of the nominees for Director.

OUR CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

We believe that good corporate governance and an environment of high ethical standards are important for Agenus to achieve business success and to create value for our stockholders. The Board is committed to high governance standards and to continually working to improve them. We continue to review our corporate governance practices in light of ongoing changes in applicable law and evolving best practices.

Role of Our Board

The Board monitors our overall corporate performance, the integrity of our financial controls, risk management and legal compliance procedures. It appoints senior management and oversees succession planning and senior management’s performance and compensation. The Board also oversees our short- and long-term strategic and business planning, and reviews with management its business plan, financing plans, budget, and other key financial and business objectives.

Members of the Board keep informed about our business through discussions with our Chief Executive Officer and other members of our senior management team, by reviewing materials provided to them by management on a regular basis and in preparation for Board and committee meetings, and by participating in meetings of the Board and its committees. Senior management regularly reviews key portions of our business with the Board. These practices afford the Board members the opportunity to actively participate in risk management assessment and raise questions and engage in discussions with management regarding areas of potential risk. The Audit and Finance Committee of the Board reviews the risk management practices of the Company and both the Corporate Governance and Nominating Committee and the Audit and Finance Committee receive an annual report from the Company’s Chief Compliance Officer outlining areas of compliance focus and proposed recommendations. Additionally, the Compensation Committee reviews the Company’s executive compensation program and the incentives created by the executive compensation program, to assess whether our compensation arrangements encourage excessive risk-taking by our executives.

We introduce our executives and other employees to the Board so that the Board can become familiar with our key talent. Timothy R. Wright, our Lead Director, introduces each new Board member to our Corporate Governance policies and their responsibilities to the Company as a director. Each Board member receives a Board of Directors handbook that provides the director with a summary of these practices and policies.

Board Meetings and Attendance

In 2019, the Board met nine times and acted by written consent three times. During 2019, each of our directors attended at least 75% of (i) the meetings of the Board and (ii) all meetings of committees of the Board on which the director served. All of our Board members attended our 2019 Annual Meeting of Stockholders. We expect all of our Board members to attend the 2020 Annual Meeting.

Governance Guidelines

The Board is guided by our Guidelines on Significant Corporate Governance Issues (our “Governance Guidelines”). We believe our Governance Guidelines demonstrate our continuing commitment to good corporate governance. The Board reviews our Governance Guidelines from time to time, as needed, and at least once annually. Our Governance Guidelines are posted on the corporate governance section of our website at http://investor.agenusbio.com/board-committees. No material on our website is part of this proxy statement.

Performance of Our Board

We consider it important to continually evaluate and improve the effectiveness of the Board, its committees and its individual members. We do this in various ways. Each year, the Lead Director surveys the Board members to assess the effectiveness of the Board and its committees. Using these surveys, the Lead Director assesses the Board’s performance and the performance of individual members, and reports his conclusions to the full Board. The assessment also evaluates the Board’s effectiveness in reviewing executive management, conducting appropriate oversight and adding value to Agenus. Each of the Board’s standing committees also conducts annual self-evaluations.

At each Board meeting, each Board member has the opportunity to assess the effectiveness of the materials presented and the conduct of the meeting, and to offer suggestions for improvement at future meetings.

Code of Business Conduct and Ethics

The Board originally adopted our Code of Business Conduct and Ethics (the “Code of Ethics”) in 2003. The Board reviewed, revised, and updated the Code of Ethics most recently in January 2020. The Code of Ethics applies to all members of the Board and all employees of Agenus, including our Chief Executive Officer, President and Principal Financial and Accounting Officer. Among other matters, our Code of Ethics prohibits the members of the Board and all employees of Agenus from buying or selling our securities while in possession of material, non-public information about the Company. Our Code of Ethics is posted on the corporate governance section of our website at http://investor.agenusbio.com/board-committees. No material on our website is part of this proxy statement. We intend to post on our website all disclosures that are required by law or Nasdaq listing rules concerning any amendments to, or waivers from, our Code of Ethics. Stockholders may request a free copy of our Code of Ethics by writing to Investor Relations, Agenus Inc., 3 Forbes Road, Lexington, MA 02421.

Independence of Directors

Our Governance Guidelines and Nasdaq listing rules provide that a majority of the Board should be composed of independent directors. The Corporate Governance and Nominating Committee annually reviews the independence of the directors and reports to the Board which directors it recommends that the Board determine are independent. The Board then makes the final determination. The Board takes into account Nasdaq listing rules, applicable laws and regulations, and other factors in making its determinations including potential conflicts of interest, transactions, and other relationships that would reasonably be expected to compromise a director’s independence. The Board has determined that Mr. Corvese, Ms. Jeynes-Ellis, Mr. Jordan, Mr. Wiinberg, and Mr. Wright are currently independent directors. Dr. Armen is currently not an independent director because he is employed as our Chief Executive Officer. In making independence determinations with regard to other directors, the Board considered transactions between us and a director or a director’s affiliates and any positions a director holds with entities with commercial relationships with us.

Executive Sessions of Independent Directors

Our independent directors typically meet in executive session without management present immediately prior to regularly scheduled Board meetings and at least quarterly. Four such meetings were held during 2019.

Leadership Structure of the Board

Mr. Wright, an independent director, serves as the Lead Director of the Board and as Chair of the Corporate Governance and Nominating Committee. Mr. Wright also serves on the Compensation Committee, the Audit and Finance Committee and the Executive Committee. In addition to the duties of all directors, the specific responsibilities of the Lead Director include: (i) acting as chair of the Corporate Governance and Nominating Committee; (ii) developing the agenda for and presiding over all executive sessions of the independent directors; (iii) acting as principal liaison between the independent directors and the Chief Executive Officer on sensitive issues and raising at any meeting of the Board items that are not appropriately or best put forward by the Chief Executive Officer; and (iv) communicating to the Chief Executive Officer the independent directors’ annual evaluation of the Chief Executive Officer. The Company’s Chief Executive Officer serves as the Chairman of the

Board. We believe that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business, and most capable of effectively identifying strategic priorities and leading the discussion and execution of our Company’s strategy. Our independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight, and expertise from outside the Company and from inside and outside the Company’s industry, while the Chief Executive Officer brings Company-specific experience and expertise. To assure effective independent oversight, the Company has adopted a number of governance practices, including:

•	a strong, independent, clearly-defined Lead Director role (as described above);

•	executive sessions of the independent directors held prior to quarterly board meetings; and

•	an annual performance evaluation of the Chairman/Chief Executive Officer by the independent directors.

While there may be circumstances in the future that would lead the Company to separate the offices of Chairman and Chief Executive Officer, we do not believe this is currently necessary due to the nature and size of the operations of the Company, the overall independence of the Board from management, and the strength of the Lead Director’s role on the Board.

Committees of the Board

The Board currently has four standing committees: the Audit and Finance Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Executive Committee. The Board also appoints from time to time ad hoc committees to address specific matters.

Audit and Finance Committee

Members: Ulf Wiinberg, Chair Wadih Jordan Timothy R. Wright	Meetings in 2019: 7

The Audit and Finance Committee consists entirely of independent directors within the meaning of the Nasdaq listing rules and the requirements contemplated by Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Until December 24, 2019, the Audit and Finance Committee consisted of Mr. Corvese (Chair), Mr. Jordan and Mr. Wright. On December 24, 2019, Mr. Corvese stepped down as a member and Chair of the Audit and Finance Committee, and Mr. Wiinberg was appointed to replace Mr. Corvese in such roles. The Board determined that both Mr. Corvese and Mr. Wiinberg qualify as an audit committee financial expert. For a description of Mr. Wiinberg’s relevant experiences that qualify him as an audit committee financial expert, please see his biography on page 8. The Audit and Finance Committee’s primary function is to assist the Board in monitoring the integrity of our consolidated financial statements and our system of internal control. The Audit and Finance Committee has direct responsibility for the appointment, independence, and monitoring of the performance of our independent registered public accounting firm. The committee is responsible for pre-approving any engagements of our independent registered public accounting firm. The committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports, and compliance processes.

The Audit and Finance Committee members meet regularly with our independent registered public accounting firm, without management present and with members of management in separate private sessions, to discuss any matters that the committee or these individuals believe should be discussed privately with the committee, including any significant issues or disagreements concerning our accounting practices or consolidated financial statements. The committee also reviews the Code of Ethics annually, and periodically meets with our

Chief Compliance Officer. The committee conducts a meeting each quarter to review our consolidated financial statements prior to the public release of earnings. The committee has the authority to engage special legal, accounting or other consultants to advise the committee. The committee also has the authority to delegate to subcommittees any responsibilities of the full committee. The Audit and Finance Committee charter is posted on the corporate governance section of our website at http://investor.agenusbio.com/board-committees. No material on our website is part of this proxy statement. Please also see the Report of the Audit and Finance Committee on page 46.

Compensation Committee

Members: Wadih Jordan, Chair Brian Corvese Timothy R. Wright	Meetings in 2019: 7

The Compensation Committee consists entirely of independent directors within the meaning of applicable Nasdaq listing rules. During the entirety of 2019, Mr. Jordan (Chair), Mr. Corvese and Mr. Wright were members of the Compensation Committee. The committee’s primary purpose is to approve, administer and interpret our executive, key employee and director compensation and benefit policies. The committee reviews, determines and approves the compensation of the Chief Executive Officer, all other executive officers and certain other key employees. It also reviews and recommends compensation for members of the Board. Additionally, the committee makes recommendations to the Board regarding the adoption of new incentive compensation and equity-based plans and administers existing incentive compensation and equity-based plans.

The Compensation Committee considers data from other companies for compensation comparison purposes and retained an outside compensation consultant in 2019, Radford, an Aon Hewitt Company—a division of Aon Corporation (“Radford”), to evaluate our executive and board compensation programs and to provide market reference information relating to executive and board compensation. The committee has the authority to retain legal, accounting, or other consultants to advise the committee. The committee also has the authority to delegate to subcommittees any responsibilities of the full committee. The Compensation Committee charter is posted on the corporate governance section of our website at http://investor.agenusbio.com/board-committees. No material on our website is part of this proxy statement. Radford does not provide any services to the Company or the Compensation Committee other than those described above. After consideration of the six independence assessment factors provided under the listing rules of Nasdaq, the Compensation Committee determined that Radford, as an advisor to the Compensation Committee during 2019, was independent and that the work performed by Radford did not raise any conflicts of interest in 2019 that would preclude the Compensation Committee from reviewing and considering Radford’s analyses when making compensation decisions.

Corporate Governance and Nominating Committee

Members: Timothy R. Wright, Chair Brian Corvese Ulf Wiinberg	Meetings in 2019: 4

The Corporate Governance and Nominating Committee consists entirely of independent directors within the meaning of applicable Nasdaq listing rules. During 2019, the Corporate Governance and Nominating Committee consisted of Mr. Wright (Chair) and Mr. Wiinberg. Mr. Corvese joined the Corporate Governance and Nominating Committee on December 24, 2019. The Corporate Governance and Nominating Committee is responsible for recommending to the Board policies relating to the conduct of Board affairs, the process for annual evaluation of the Board and the Chief Executive Officer, issues of corporate public responsibility, and overseeing the Company’s management succession planning process. It periodically evaluates the composition of the Board, the contributions of individual directors, and the Board’s effectiveness as a whole. The committee reviews the Company’s ethics and compliance activities under the Code of Ethics and meets periodically with our Chief Compliance Officer, including meeting, as needed, for separate private sessions with the Chief Compliance Officer without other members of management present.

The Corporate Governance and Nominating Committee recommends to our full Board individuals to serve as directors. The committee recommends to the Board guidelines and criteria for Board membership and reviews with the Board, on a periodic basis, the appropriate skills and characteristics required of Board members in the context of the then current needs of Agenus. The committee is responsible for reviewing with the Board the appropriate personal characteristics and professional competencies preferred of Board members, who are expected to work together as a team to properly oversee our strategies and operations. In general, all directors are expected to possess certain personal characteristics necessary to create a highly functional and collegial Board, which include personal and professional integrity, practical wisdom and mature judgment, an inquisitive and objective perspective, and time availability for performing the duties of a director.

The Board, as a group, is expected to encompass a range of talents, ages, skills, diversity, and expertise sufficient to provide sound and prudent guidance with respect to the operations and interests of our business. Examples of desired professional competencies include accounting and financial literacy, industry knowledge, medical or scientific knowledge, and management experience. When evaluating potential new Board appointments, the Corporate Governance and Nominating Committee considers these factors, but does not have any fixed criteria for candidates it recommends because the Board believes that a flexible evaluation process allows the committee to make sound judgments based on the needs of the organization and specific attributes of each candidate without a need for a formal policy on diversity. Candidates should also be enthusiastic about service on our Board and working collaboratively with existing Board members to create value for all of our stockholders.

The Corporate Governance and Nominating Committee does not have a formal policy with regard to the consideration of director candidates recommended by stockholders because it does not believe such a policy is necessary given that no unaffiliated stockholder has ever recommended a director candidate. When considering director candidates, the Corporate Governance and Nominating Committee, in consultation with the Chief Executive Officer and full Board, considers the current strengths on the existing Board, the current needs of the organization, and anticipated future activities and requirements of both the Board and the organization as a whole. Historically, director candidates have been generally identified primarily through referrals and the executive network pool of the Board and senior executives. If the committee were to receive a recommendation for a director candidate from a stockholder, the committee expects that it would evaluate such a candidate using the criteria described above. The committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Lead Director, Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, Attention: Lead Director c/o Chief Compliance Officer.

In addition, our by-laws permit stockholders to nominate individuals, without any action or recommendation by the committee or the Board, for election as directors at an annual meeting of stockholders. For a description of this by-law provision, see Additional Information on page 47 of this proxy statement. The charter of the Corporate Governance and Nominating Committee is posted on the corporate governance section of our website at http://investor.agenusbio.com/board-committees. No material on our website is part of this proxy statement.

Communications with the Board

You may contact the Board or any committee of the Board by writing to Board of Directors (or specified committee), Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, Attn: Lead Director c/o Chief

Compliance Officer. You should indicate on your correspondence that you are an Agenus stockholder. Communications will be distributed to the Lead Director, the appropriate committee chairman, or other members of the Board or executive management, as appropriate, depending on the facts and circumstances stated in the communication received. Executive management will generally determine the proper response to inquiries of a commercial nature, which generally will not be forwarded to the Lead Director. Inquiries regarding accounting, internal controls over financial reporting, or auditing matters will be forwarded to the Chair of the Audit and Finance Committee, and inquiries involving matters governed by the Code of Ethics will be forwarded to the Chair of the Corporate Governance and Nominating Committee and the Chief Compliance Officer.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the year ended December 31, 2019 were Mr. Jordan (Chair), Mr. Corvese, and Mr. Wright. No member of the Compensation Committee was at any time during 2019, or formerly, an officer or employee of Agenus or any subsidiary of Agenus. No executive officer of Agenus has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of Agenus or member of the Compensation Committee.

Our Executive Officers

Garo H. Armen, Ph. D.—Chairman and Chief Executive Officer—Dr. Armen has been our Chairman and Chief Executive Officer since our founding in 1994. From our founding until December 2019, Dr. Armen also served as our President, at which time he stepped down so that Dr. Buell could assume such role. Additional biographical information on Dr. Armen is set forth on page 8, above.

Jennifer S. Buell, Ph.D.—President and Chief Operating Officer—Dr. Buell, 45, has been our Chief Operating Officer since 2018 and became our President in December 2019. Dr. Buell has more than 20 years of biopharmaceutical R&D experience. From November 2013 to July 2016, Dr. Buell was the Company’s Vice President, Research and Development Operations and Program Management. From July 2016 to November 2017, she was the Company’s Vice President, Research and External Affairs, and from November 2017 to November 2018, she served as the Chief Communications and External Affairs Officer. Dr. Buell obtained her PhD in Cellular, Biochemical, and Molecular Biochemistry with an MS in Biostatistics from Tufts University.

Evan D. Kearns—Vice President and General Counsel—Mr. Kearns, 39, has been our Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer since 2018. Mr. Kearns joined Agenus in 2014 as our Corporate Counsel and became our Associate General Counsel in 2015. Prior to Agenus, Mr. Kearns worked at the law firm Goodwin Procter LLP. Mr. Kearns holds a B.A. in Economics from Colby College and a J.D. degree from the University of Toledo College of Law.

Christine M. Klaskin—Vice President of Finance—Ms. Klaskin, 54, has been Vice President, Finance since October 2006. Since joining Agenus Inc. in 1996 as finance manager, Ms. Klaskin has held various positions within the finance department and has been involved in all equity and debt offerings of the Company including its IPO. From 2012 until 2017, Ms. Klaskin was a member of the board of directors of American DG Energy Inc until its sale to Tecogen Inc. Prior to joining Agenus, Ms. Klaskin was employed by Arthur Andersen as an audit manager. Ms. Klaskin received her Bachelor of Accountancy from The George Washington University.

Under our Bylaws, all of our executive officers are elected to their offices on an annual basis until the first meeting of our Board of Directors following our annual stockholder meeting. No family relationships exist among any of our directors or executive officers.

EXECUTIVE COMPENSATION

This section discusses the compensation of our executives who are named in the “Summary Compensation Table” below, who are referred to throughout this proxy statement as our “named executive officers”. Our named executive officers for 2019 are:

•	Dr. Garo H. Armen—Chairman and Chief Executive Officer;

•	Dr. Jennifer S. Buell—President and Chief Operating Officer; and

•	Mr. Evan D. Kearns—Vice President and General Counsel.

Compensation Philosophy and Competitive Market Review

Our Compensation Committee approves, administers and interprets our executive compensation program. Our executive compensation program is designed to attract and retain the highest caliber executive talent and reward and align the incentives we provide them with the creation of long-term stockholder value, while effectively managing the risks and challenges inherent to a biotechnology company of our size and stage of development. Our executive compensation program combines short- and long-term elements, cash and equity compensation, and fixed and variable compensation, in proportions that we believe appropriately incentivize our executives to achieve the following goals:

•	create long-term stockholder value;

•	build a creative and high-performing team whose members understand and share our business objectives and ethical and cultural values and retain these key team members;

•	demonstrate leadership and innovation in the identification, development, and commercialization of product candidates that fit our strategic objectives;

•

effectively manage the multiple dimensions of our business, from research and development, through clinical trials, manufacturing, strategic alliances, and all aspects of our operations in order to maximize the value of each dollar deployed; and

•	identify and address our short- and long-term financial position in a strategic and creative manner, and deploy available funds for the maximum benefit to our stockholders.

Our general philosophy is to emphasize equity over cash compensation and long-term over short-term compensation. Our Compensation Committee has concluded that our current compensation programs present no risks that are reasonably likely to have a material adverse effect on the Company. Our executive compensation program not only aims to be competitive in our industry, but also to be fair relative to other professionals within our organization.

In order to succeed in attracting highly-talented executives, we continuously monitor market trends and draw upon compensation surveys prepared by Radford, our Compensation Committee’s independent compensation consultant, custom research developed by Radford and Radford survey data, and other nationally-recognized compensation surveys. Our Compensation Committee reviews data that analyzes various cross-sections of our industry as well as relevant geographical areas. For 2019, we used two market references to evaluate our executive compensation program against those in the market:

1.

The Radford Global Life Sciences Survey, a national survey of executive compensation levels and practices. We focused primarily on a pre-determined subset of companies in our sector with between 75 and 1,000 employees and a market capitalization between $100 million to $1.2 billion (average market capitalization of $535 million).

2.	Proxy data from a peer group of biotechnology companies with a similar headcount, market capitalization, development stage and therapeutic focus as the Company.

On an annual basis, our compensation consultant recommends, and our Compensation Committee approves, a group of comparable companies as our peer group for executive and director compensation purposes. Our peer groups for 2018 and 2019 were as follows:

2018 Peer Group	2019 Peer Group
Acceleron Pharma Inc.	Achillion Pharmaceuticals, Inc.
Aduro Biotech, Inc.	ADMA Biologics, Inc.
Array BioPharma Inc.	Aduro BioTech, Inc.
BioTime, Inc.	Ardelyx, Inc.
Celldex Therapeutics, Inc.	Athenex, Inc.
CTI BioPharma Corp.	BioTime, Inc.
Cytokinetics, Incorporated	Celldex Therapeutics, Inc.
Dynavax Technologies Corporation	Chimerix, Inc.
Epizyme, Inc.	CTI BioPharma Corp.
Five Prime Therapeutics, Inc.	Cytokinetics, Incorporated
Ignyta, Inc.	Epizyme, Inc.
ImmunoGen, Inc.	Five Prime Therapeutics, Inc.
Immunomedics, Inc.	ImmunoGen, Inc.
Inovio Pharmaceuticals, Inc.	Inovio Pharmaceuticals, Inc.
Karyopharm Therapeutics Inc.	Jounce Therapeutics, Inc.
MacroGenics, Inc.	MacroGenics, Inc.
NewLink Genetics Corporation	NantKwest, Inc.
Omeros Incorporated	NewLink Genetics Corporation
OncoMed Pharmaceuticals, Inc.	OncoMed Pharmaceuticals, Inc.
Rigel Pharmaceuticals, Inc.	Seres Therapeutics, Inc.
Zogenix, Inc.	VBI Vaccines Inc.

We compare our executive compensation program and the amounts of compensation we pay against our peer group by reviewing each compensation element (measured at target in the case of annual and long-term incentive opportunities).

The competitive posture of our actual annual compensation paid or earned versus market references will vary year to year based on Company and individual performance, as well as the performance of our peer group and the respective levels of compensation paid by peer group companies to their executives.

Executive Compensation Program

Components of our Executive Compensation Program

Our executive compensation program consists of the following four components:

•	Short-term compensation (including base salary and annual incentive bonuses);

•	Long-term incentives;

•	Benefits and perquisites; and

•	Severance compensation and termination protection.

Short-Term Compensation.

Base Salary: Base salaries provide a fixed level of compensation. Base salaries for our executive officers are generally positioned at or around the 50th percentile of the market. In establishing the base salary of each of our executive officers, our Compensation Committee (with input from our Chief Executive Officer, other than with respect to his own base salary) takes into account a number of factors, including such person’s seniority, experience, position and functional role, and responsibilities, as well as historical base salary and peer group and competitive market data and, for newly hired executives, any unique personal circumstances. The base salaries of our executive officers are reviewed on an annual basis, and adjustments are made to reflect the executive’s performance, as well as competitive market data and the factors discussed above. Increases are considered within the context of our overall annual financial position before more specific individual factors and market data are considered.

As a result of the novel coronavirus (COVID-19) pandemic, in March 2020 Dr. Armen requested that his base salary be paid in stock rather than cash for the balance of 2020. This was one of several cash preservation measures put into place as a result of the COVID-19 pandemic in order to help ensure that the Company’s cash resources were preserved to execute on its most important priorities in 2020, including its planned BLA filings in metastatic cervical cancer.

Prior to the COVID-19 crisis, in December 2019 and in connection with its annual review of executive compensation matters and approval of annual long-term incentive awards for all employees, our Compensation Committee approved an increase to Dr. Armen’s base salary to $655,000, an increase to Dr. Buell’s base salary to $480,000 in connection with her December 2019 promotion to President and Chief Operating Officer, and an increase to Mr. Kearns’ base salary to $400,000. All 2020 salary increases for our employees, including these salary increases for our named executive officers, took effect in February 2020.

Annual Incentive Bonuses: Annual incentive bonuses for our executive officers are based on achievement of pre-established Company goals and objectives as well as individual performance. Our Compensation Committee determines each executive officer’s target annual incentive bonus percentage upon his or her initial hire, and re-evaluates it on an annual basis based upon the recommendation of our Chief Executive Officer (other than with respect to his own target annual incentive) and the committee’s review of a number of factors, including the executive’s seniority, experience, position and functional role, and responsibilities, as well as historical target annual incentive bonus opportunities, and peer group and competitive market data. Each executive officer is eligible to receive an annual incentive bonus ranging from 0-200% of his or her target bonus. There is no quantifiable formula or weighting of Company goals under our annual bonus program and the assessment of individual performance is based on the Compensation Committee’s review of the executive’s performance during the year, after discussing the Chief Executive Officer’s assessment of such executive officer’s performance (other than himself) and is not tied to the achievement of pre-established individual goals. As a result, our Compensation Committee exercises discretion in determining the amount of the executives’ bonus payouts, taking into account the level of achievement of the Company goals and individual performance.

For 2019, target bonus amounts, expressed as a percentage of the executive officer’s base salary, were based on the considerations described above and remained unchanged from 2018 target bonus amounts. In December 2019, when determining the annual incentive bonus payouts for our executive officers for 2019, our Compensation Committee considered that the Company achieved significant accomplishments in 2019 including, among other things, executing on approximately $183 million in strategic transactions and cash milestones, which include completing the previously announced transaction with Gilead Sciences, Inc. ($120 million upfront cash, $30 million equity investment and $1.7 billion in potential fees and milestones) and immediately delivering on near-term milestones within the collaboration (resulting in $22.5 million in cash milestones), executing a new strategic transactions with UroGen Pharma Ltd. ($10 million upfront cash and $200 million in potential milestones), advancing the Company’s AGEN2034 (balstilimab) and AGEN1884 (zalifrelimab) programs towards planned BLA filings for 2020, including completion of target enrollment for registrational trials, advancing commercial readiness initiatives, and advancing the Company’s more novel, earlier stage pipeline with three IND filings and six clinical programs progressing. Our Compensation Committee also noted that these accomplishments were made in a challenging economic and competitive environment in which the management team was under substantial resource constraints, and that the Company’s accomplishments in 2019 were critical in advancing the development of our diverse portfolio, securing the quality clinical and translational data required to submit our BLA filings, reducing our reliance on contract organizations, rapidly advancing our novel compounds to value inflection points, and effectively managing our cost structure and advancing the Company towards potential commercialization. The annual bonuses paid with respect to 2019 are listed in the “Bonus” column of the Summary Compensation Table below.

In December 2019, in connection with her promotion to President and Chief Operating Officer of the Company, Dr. Buell’s target bonus was increased from 40% to 45% of her base salary.

Long-Term Incentives.

Our long-term incentives generally consist of time-vesting and performance-vesting stock options, restricted stock awards and performance shares. During 2019, time-vesting stock options, performance-vesting stock options and performance shares (performance-vesting restricted stock units) were granted to our executive officers. Performance shares and performance-vesting options reward performance and the achievement of key milestones or other performance goals that are important to our success. We believe that time-vesting stock options are also performance-based because no value is created unless the value of our common stock appreciates after grant. More generally, equity-based awards support an ownership culture that align the interests with our executive officers and our stockholders and thereby encourage our executive officers to take actions that are in the best interests of the Company’s long-term success. Our Compensation Committee grants equity-based awards to our executives and employees generally to enable them to participate in the long-term appreciation of our stock, as well as to share the impact of any business and market setbacks.

Our Compensation Committee takes into consideration a number of factors in determining the long-term incentive awards granted to our executive officers, including the considerations described above under “Base Salary” and “Annual Incentive Bonuses,” as well as our annual burn rate and overhang, the number of shares available under our 2019 Equity Incentive Plan, the value of each grant (both the grant date fair value for accounting purposes and the face value (number of shares multiplied by the grant date stock price)), the number of shares granted, and the executives’ equity holdings. Beginning in December 2019, our Compensation Committee changed the timing of granting our annual long-term incentive awards from January to December. As a result, our employees, including our executive officers, received long-term incentive awards in January 2019 and December 2019 that were intended to cover two separate years.

On January 1, 2019 as part of a Company-wide award, each of our executive officers received a grant of time-vesting stock options, with an exercise price equal to the closing price of our common stock on the date of grant, subject to approval of an increase to the available share pool under our equity incentive plan at the 2019 Annual Stockholder Meeting. The options granted to our executive officers in January 2019 vest as to one-third of the options on the first anniversary of the grant date and thereafter in quarterly installments, generally subject to the executive’s continued employment or service with the Company. In reviewing the size of Dr. Armen’s annual grant, our Compensation Committee discussed the important need to retain and incentivize Dr. Armen through a critical period for the Company as it approached two planned BLA filings and was on the verge of transitioning into a commercial company. On this same date, Dr. Armen was also granted performance shares that were eligible to vest over time through January 2022 based upon the achievement of certain aggressive milestones on or before March 31, 2020, all subject to approval of an increase to the available share pool under our equity incentive plan at the 2019 Annual Stockholder Meeting. On March 31, 2020, the milestone thresholds were not achieved and these performance shares were forfeited in their entirety.

On July 23, 2019 our Compensation Committee granted performance-vesting stock options to all our executive officers and certain senior Company employees, which are eligible to vest, if at all, on June 30, 2022 (or an earlier change of control), based upon the performance of our common stock prior to such date and the recipient’s continued employment or service with the Company through the vesting date. Our Compensation Committee chose share price hurdles that it believed to be key drivers of our business that will help create long-term value for our stockholders.

On December 24, 2019, as part of a Company-wide award, each of our executive officers received a grant of time-vesting stock options, with an exercise price equal to the closing price of our common stock on the date of grant. The options granted to our executive officers in December 2019 vest as to one-third of the options on the first anniversary of the grant date and thereafter in quarterly installments, generally subject to the executive’s continued employment or service with the Company.

Benefits and Perquisites.

We provide the following benefits to our executive officers generally on the same basis as the benefits provided to all of our employees:

•	Health, vision and dental insurance;

•	Life insurance;

•	Short- and long-term disability;

•	Flexible spending accounts;

•	Retirement benefits; and

•	Employee Stock Purchase Plan.

We believe that these benefits are consistent with those offered by companies against which we compete for talent.

We also provide personal benefits and perquisites to our executive officers from time to time. In 2019, our Compensation Committee approved a $150,000 per year allowance for Dr. Armen for personal travel. Dr. Armen did not use any portion of this allowance in 2019.

Severance Compensation and Termination Protection.

We have entered into employment agreements with Drs. Armen and Buell. These agreements provide for severance payments and benefits if the executive’s employment is terminated under certain conditions, such as in connection with a change of control of the Company or a termination without cause by us, as described in further detail under “Potential Payments Upon Termination or Change of Control” below.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

This table shows certain information about the compensation paid or awarded to, or earned by, our named executive officers for 2019 and, if applicable 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)(6)	All Other Compensation ($)(7)	Total ($)
Garo H. Armen, Ph.D.(1)	2019	634,362	550,000	1,910,662	6,837,849	4,165	9,937,038
Chief Executive Officer	2018	610,471	525,000	144,000	1,284,313	4,058	2,567,842

Jennifer S. Buell, Ph.D.	2019	407,613	275,000	—	1,697,871	4,885	2,385,369
President and Chief Operating Officer	2018	340,692	250,000	13,500	377,560	4,715	986,467

Evan D. Kearns(2)	2019	353,269	230,000	—	1,021,551	5,758	1,610,578
Vice President and General Counsel

(1)	As an employee-director, Dr. Armen receives no additional compensation for his service on the Board.
(2)	Mr. Kearns was not a named executive officer for 2018. As a result, his 2018 compensation is not reported in this table.
(3)	Amounts reported reflect annual incentive bonuses paid for the applicable year.
(4)

The $1,910,662 non-cash award reported for Dr. Armen in 2019 has since been forfeited in its entirety without vesting. Amounts reported reflect the grant date fair value of performance shares granted in the applicable year, determined in accordance with ASC Topic 718, disregarding the effects of estimated and actual forfeitures. The grant date fair value of the 2019 performance shares was calculated based on the probable outcome of the performance conditions at the time of grant, which we assumed to be at the maximum levels, and does not take into account the fact that the award ultimately did not vest and has been forfeited in its entirety. The grant date fair value of the performance share awards granted to Dr. Armen and Dr. Buell in 2018 was calculated using a Monte Carlo simulation model, based on the probable outcome of the performance conditions on the grand date. If all applicable performance milestones associated with such awards were achieved at maximum levels, the grant date value of the 2018 performance share awards would be $556,741 for Dr. Armen and $255,971 for Dr. Buell. Please see Note 11 to our consolidated financial statements of our Annual Report on Form 10-K for the year ended December 31, 2019 for the assumptions used in valuing such awards. The 2018 amounts reported for Drs. Armen and Buell also includes the grant date fair value of an AgenTus Therapeutics, Inc. stock award granted to each of them, determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. The AgenTus stock awards were fully vested at grant.

(5)

In 2019, the Company switched the timing for making its annual stock option grants from January to December of the prior year, and the Company’s stockholders approved a new equity incentive plan in June 2019. The intent of the new plan is to align equity-based awards under the plan with the long-term interests of our stockholder through stock price appreciation. As a result, the amounts reported reflect awards intended to cover two fiscal years that were granted under two separate plans. The Option Awards for 2019 include (i) the following stock options granted pursuant to our Amended and Restated 2009 Equity Incentive Plan on January 1, 2019: 1,665,000 stock options to Dr. Armen, 300,000 stock options to Dr. Buell and 200,000 stock options to Mr. Kearns; and (ii) the following aggregate stock options granted pursuant to our 2019 Equity Incentive Plan in July, November and December 2019: 1,962,500 stock options to Dr. Armen, 626,000 stock options to Dr. Buell and 327,500 stock options to Mr. Kearns.

(6)

Amounts reported reflect the grant date fair value of options granted in the applicable year, determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. Please see Note 11 to our consolidated financial statements of our Annual Report on Form 10-K for the year ended December 31, 2019 for the assumptions used in valuing such awards. The grant date fair value of the performance-vesting options granted in 2019 was calculated based on the probable outcome of the performance conditions associated with such awards, which we assumed to be at the maximum levels.
(7)	The table below shows the components of the “All Other Compensation” received by our named executive officers in 2019.

Executive Officer	401(k) Match ($)	Total ($)
Garo H. Armen, Ph.D.	4,165	4,165
Jennifer S. Buell, Ph.D.	4,885	4,885
Evan D. Kearns	5,758	5,758

Outstanding Equity Awards at Fiscal Year-End 2019

The following table shows outstanding equity awards for the named executive officers as of December 31, 2019:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Garo H. Armen, Ph.D.	58,333	—		4.50	01/26/2020	—		—
	81,654	—		6.30	01/04/2021	—		—
	119,178	—		3.36	09/14/2021	—		—
	250,000	—		5.34	06/14/2022	—		—
	200,000	—		3.61	06/13/2023	—		—
	140,000	—		2.72	09/12/2023	—		—
	500,000	—		3.00	02/14/2024	—		—
	250,000	—		5.04	02/12/2025	—		—
	555,000	—		4.16	03/31/2026	—		—
	53,037			6.77	09/16/2026	—		—
	—	853,000	(2)	3.77	03/31/2027
		—			—	647,000	(3)	2,633,290
	545,511	389,689	(4)	5.65	03/02/2028	—		—
	—	—		—	—	135,460	(5)	551,322
	—	—		—	—	647,682	(6)	2,636,066
	14,025	28,475	(4)(7)	2.38	12/31/2028
	—	1,665,000	(4)(8)	2.38	01/01/2029	—		—
	—	375,000	(9)	2.39	07/23/2029	—		—
	—	87,500	(4)	3.23	11/05/2029	—		—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
	—	1,500,000	(4)	4.12	12/24/2029	—		—
Jennifer S. Buell, Ph.D.	32,500	—		3.68	09/03/2023	—		—
	100,000	—		3.00	02/14/2024	—		—
	35,000	—		5.04	02/12/2025	—		—
	100,000	—		4.16	03/31/2026	—		—
	—	—		—	—	24,000	(6)	57,125
	114,581	10,419	(4)	3.77	03/31/2027	—		—
	87,495	62,505	(4)	5.65	03/02/2028	—		—
	—	—		—	—	62,280	(5)	148,226
	43,329	86,671	(4)	2.07	11/07/2028	—		—
	—	300,000	(4)(7)	2.38	01/01/2029	—		—
	—	126,000	(8)	2.39	07/23/2029	—		—
	—	500,000	(4)	4.12	12/24/2029	—		—

Evan D. Kearns	18,750	—		2.85	10/06/2024	—		—
	5,833			5.04	02/12/2025	—		—
	35,000			4.16	03/31/2026	—		—
	22,913	2,087	(4)	3.77	03/31/2027	—		—
	26,248	18,752	(4)	5.65	03/02/2028	—		—
	—	—		—	—	21,800	(5)	88,726
	20,831	29,169	(4)	2.21	07/12/2028	—		—
	—	200,000	(8)	2.38	01/01/2029	—		—
	—	27,500	(9)	2.39	07/23/2029
	—	300,000	(4)	4.12	12/24/2029	—		—

(1)	We valued the stock awards using the closing price of our common stock on The Nasdaq Capital Market on December 31, 2019, which was $4.07 per share.
(2)

Represents options that vest on the fifth anniversary of the grant date (which is five years prior to the option’s expiration date), generally subject to the named executive officer’s continued employment or service with the Company.

(3)

Represents performance shares that are eligible to vest on March 31, 2022 based on the achievement of a Company share-price milestone, generally subject to the named executive officer’s continued employment or service with the Company. The number of shares reported in the table represent the number of performance shares that would be earned assuming achievement of the share-price milestone in 2022.

(4)

Represents options that are subject to a three-year vesting schedule pursuant to which one-third of the options vest on the one-year anniversary of the grant date (which is nine years prior to the option’s expiration date) and the remainder vest in equal quarterly installments thereafter, generally subject to the named executive officer’s continued employment or service with the Company.

(5)

Represents performance shares that would have vested over time through March 31, 2021 if certain Company performance milestones were achieved, generally subject to the named executive officer’s continued employment or service with the Company. The number of shares reported in the table represent the number of performance shares that would be earned assuming full achievement of performance milestones. These shares were forfeited March 31, 2020 as the performance milestones were not achieved.

(6)	Represents performance shares that would have been eligible to vest over time through January 1, 2022 based upon achievement of certain Company performance milestones on or before March 31, 2020,

generally subject to the named executive officer’s continued employment or service with the Company. The number of shares reported in the table represent the maximum number of performance shares that would be earned assuming full achievement of all performance milestones. These shares were forfeited March 31, 2020 as the threshold performance milestones were not achieved.
(7)

Options were granted by the Compensation Committee of the Board on December 31, 2018 subject to stockholder approval of an increase to the available share pool under our equity incentive plan. Such approval was obtained on June 19, 2019.

(8)

Options were granted by the Compensation Committee of the Board on January 1, 2019 subject to stockholder approval of an increase to the available share pool under our equity incentive plan. Such approval was obtained on June 19, 2019.

(9)

Represents options that vest on June 30, 2022 based on the achievement of Company share-price milestones, generally subject to the named executive officer’s continued employment or service with the Company. The number of shares reported in the table represent the maximum number of performance options that would vest assuming achievement of the highest share-price milestone.

Employment Agreements

We entered into an employment agreement with Dr. Armen in 2005 and subsequently amended the agreement in 2009 and 2010. Dr. Armen’s employment agreement sets forth his initial base salary and target annual bonus opportunity, both of which have subsequently increased, and provides for severance payments and benefits in the event of a qualifying termination of his employment, as described under “Potential Payments Upon Termination or Change in Control” below. Dr. Armen’s employment agreement includes restrictive covenants with respect to confidential information and the assignment of intellectual property, and includes non-competition and employee non-solicitation/no-hire covenants that apply for the greater of 18 months following his termination of employment or the period during which Dr. Armen receives severance payments and benefits.

We entered into an employment agreement with Dr. Buell in 2019. Dr. Buell’s employment agreement sets forth her then current base salary and then current target annual bonus opportunity, both of which have subsequently increased, and provides for severance payments and benefits in the event of a qualifying termination of her employment, as described under “Potential Payments Upon Termination or Change in Control” below. Dr. Buell’s employment agreement includes restrictive covenants with respect to confidential information and the assignment of intellectual property, and includes non-competition and employee non-solicitation/no-hire covenants that apply for the greater of 12 months following her termination of employment or the period during which Dr. Buell receives severance payments and benefits.

We have not entered into an employment agreement with Mr. Kearns.

Retirement Benefits

We maintain a 401(k) retirement plan in which our eligible U.S. employees, including Drs. Armen and Buell and Mr. Kearns, are able to participate and provide employer matching contributions under such plan equal to $0.50 for each $1.00 contributed by an employee. Our employer matching contribution is capped at 3% of an employee’s overall compensation.

In June 2019, the Compensation Committee of our Board of Directors amended the terms of the outstanding stock options held by Dr. Armen. Pursuant to the amendment, in the event of Dr. Armen’s death, disability or retirement, all of his unvested stock options will vest in full and become exercisable, and each stock option will remain exercisable for the lesser or (i) three years from the date of such event or (ii) the end of the 10-year term of each such stock option.

Potential Payments Upon Termination or Change of Control

Our employment agreements with Drs. Armen and Buell that provide for certain payments and benefits in the event of certain terminations of employment or a change of control. Mr. Kearns is not entitled to any payments or benefits in connection with any termination of his employment or a change of control. The following text and tables summarize the potential payments to Drs. Armen and Buell assuming that the triggering event occurred on December 31, 2019, the last day of our fiscal year. As used in the following summary, the terms “cause,” “good reason” and “change of control” have the meaning set forth in the applicable agreement.

Our Chief Executive Officer

Under Dr. Armen’s employment agreement, if we terminate Dr. Armen’s employment without cause or if he terminates his employment for good reason, he is entitled to receive from the Company:

•	his base salary for a period of 18 months, plus a lump sum payment of 150% of the higher of his target annual incentive bonus for the year of termination or his last actual annual incentive bonus;

•	Company-paid coverage under our medical and dental plans for a period of 18 months following the date of termination;

•	a lump sum payment of $15,000 for outplacement assistance;

•	a gross-up for any taxes with respect to such outplacement assistance payment;

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Code; and

•	at the Compensation Committee’s discretion, the acceleration of vesting of any unvested stock options.

Upon a change of control, 100% of any of Dr. Armen’s outstanding unvested performance shares immediately vest and 50% of any of Dr. Armen’s outstanding unvested stock options and restricted stock as of the change of control date become vested and exercisable and, in the case of shares of restricted stock, no longer subject to forfeiture. If a change of control occurs and, within 24 months, we terminate Dr. Armen’s employment without cause or if he terminates his employment for good reason, he is entitled to receive from the Company:

•	a lump sum payment of 24 months of base salary plus two times the higher of his target annual incentive bonus for the year of termination or his last actual annual incentive bonus,

•	Company-paid coverage under our medical and dental plans for a period of 24 months following the date of termination,

•	a lump sum payment of $15,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment,

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Code and

•	acceleration of vesting for all then-unvested stock options, performance shares and shares of restricted stock as of the date of termination.

Additionally, under Dr. Armen’s employment agreement, he is subject to post-termination non-competition and non-solicitation restrictions that apply for the greater of a period of 18 months post-termination or the period during which he is receiving post-termination payments from us.

Our President and Chief Operating Officer

Under Dr. Buell’s employment agreement, if we terminate Dr. Buell’s employment without cause or if she terminates her employment based on a material reduction in her base salary, she is entitled to receive from the Company:

•	her base salary for a period of 12 months, plus a lump sum payment equal to the higher of her target annual incentive bonus for the year of termination or her last actual annual incentive bonus;

•	Company-paid coverage under our medical and dental plans for a period of 12 months following the date of termination;

•	a lump sum payment of $15,000 for outplacement assistance; and

•	a gross-up for any taxes with respect to such outplacement assistance payment.

Upon a change of control, 50% of any of Dr. Buell’s outstanding unvested performance shares immediately vest and 50% of any of Dr. Buell’s outstanding unvested stock options and restricted stock as of the change of control date become vested and exercisable and, in the case of shares of restricted stock, no longer subject to forfeiture. If a change of control occurs and, within 18 months, we terminate Dr. Buell’s employment without cause or if she terminates her employment as a result of a material reduction in her base salary or for good reason, she is entitled to receive from the Company:

•	a lump sum payment of 18 months of base salary plus 150% of the higher of her target annual incentive bonus for the year of termination or her last actual annual incentive bonus;

•	Company-paid coverage under our medical and dental plans for a period of 18 months following the date of termination;

•	a lump sum payment of $15,000 for outplacement assistance;

•	a gross-up for any taxes with respect to such outplacement assistance payment; and

•	acceleration of vesting for all then-unvested stock options, performance shares and shares of restricted stock as of the date of termination.

Additionally, under Dr. Buell’s employment agreement, she is subject to a 12-month post-termination of employment non-competition covenant in the event her employment terminates under certain circumstances and non-solicitation restrictions that apply for the greater of a period of 12 months post-termination or the period during which she is receiving post-termination payments from us. In the event any payment or benefit provided to Dr. Buell, under her employment agreement or otherwise, would be subject to the excise tax imposed by Section 4999 of the Code, the payments and benefits will be automatically reduced to the extent necessary so that such excise tax will not be applicable.

DIRECTOR COMPENSATION

The following table shows the compensation paid or awarded to each non-employee director for his or her service as a non-employee director in 2019:

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2)(3)(4) ($)	Stock Awards(3)(5) ($)	Other Compensation ($)(6)	Total ($)
Brian Corvese	155,000	377,141	80,000	50,000	662,141
Allison Jeynes-Ellis	70,000	277,935	60,000	—	407,935
Wadih Jordan	80,000	377,141	—	—	457,141
Ulf Wiinberg	77,500	372,417	60,000	50,000	559,917
Timothy R. Wright	125,000	377,141	60,000	—	562,141

(1)	Includes fees earned in 2019 but deferred pursuant to our Amended and Restated Directors’ Deferred Compensation Plan (as amended).
(2)

Amounts shown reflect the grant date fair value of stock options granted during 2019 determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. Please see Note 11 to our consolidated financial statements of our Annual Report on Form 10-K for the year ended December 31, 2019 for the assumptions used in valuing such awards.

(3)	The aggregate number of shares subject to stock option awards and unvested RSU awards held by each director as of December 31, 2019 was:

	Stock Options	RSUs
Brian Corvese	377,916	27,118
Allison Jeynes-Ellis	200,000	20,338
Wadih Jordan	382,550	—
Ulf Wiinberg	342,500	20,338
Timothy R. Wright	398,417	20,338

(4)

The annual stock option grants to our Directors (other than Allison Jeynes-Ellis) in January 2019 were 100,000 shares, rather than 50,000 shares in recognition of the work on the part of our board to consummate our significant partnership transaction with Gilead Sciences, Inc. Additionally, in 2019, the Company switched the timing for making its annual stock option grants from January to December of the prior year. As a result, the amounts reported for 2019 reflect awards for services performed during two calendar years.

(5)

Amounts shown reflect the grant date fair value of RSU awards granted during 2019 determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. The RSU awards were valued by multiplying the closing price of our common stock on the date of grant by the number of shares subject to such RSU awards. Please see Note 11 to our consolidated financial statements of our Annual Report on Form 10-K for the year ended December 31, 2019 for the assumptions used in valuing such awards.

(6)	Represents cash retainer earned for service as a non-employee member of the board of directors of AgenTus Therapeutics, Inc.

Employee directors do not receive any additional compensation for their service as a director. Each year, the Compensation Committee reviews the compensation we pay to our non-employee directors. The committee compares our Board compensation to compensation paid to non-employee directors by companies in our peer group, described above. The committee also considers the responsibilities that we ask our Board members to assume and the amount of time required to perform those responsibilities.

Cash and Equity Compensation for Non-Employee Directors for 2019

Type of Fee
Annual cash retainer	$50,000
Additional annual cash retainer for Lead Director	$20,000
Additional annual cash retainer for Audit and Finance Committee Chair	$20,000
Additional annual cash retainer for Audit and Finance Committee member	$10,000
Additional annual cash retainer for Compensation Committee Chair	$20,000
Additional annual cash retainer for Compensation Committee member	$10,000
Additional annual cash retainer for Corporate Governance and Nominating Committee Chair	$15,000
Additional annual cash retainer for Corporate Governance and Nominating Committee member	$7,500
Additional annual cash retainer for Executive Committee Chair	$40,000
Additional annual cash retainer for Executive Committee member	$20,000
Additional annual RSU grant for Executive Committee Chair(1)	80,000
Additional annual RSU grant for Executive Committee member(1)	60,000
Additional cash meeting fee for each individual Board or Committee meeting in excess of 10 meetings	$1,500
Initial stock option grant(2)	75,000
Annual stock option grant(3)	50,000

(1)

RSU grants to the Executive Committee Chair and members vest in full on the one-year anniversary of the grant date, generally subject to continued service through the applicable vesting date. The number of shares underlying the award is based on the closing price of the Company’s common stock on Nasdaq on the grant date.

(2)	Initial stock option grants vest over three years in equal annual installments on each anniversary of the date of grant, generally subject to continued service through the applicable vesting date.
(3)

Annual stock option grants vest entirely on the earlier of (i) the one-year anniversary of the grant date and (ii) the following year’s annual stockholder meeting, in each case, generally subject to continued service through the vesting date.

Agenus also reimburses each non-employee director for reasonable travel and out-of-pocket expenses in connection with his or her service as director.

In December 2019, the Compensation Committee made further changes to our non-employee director compensation program, effective as of January 1, 2020:

•	Increased the annual cash retainer from $50,000 to $55,000;

•	Increased the number of shares subject to the initial stock option grant from 75,000 shares to 100,000 shares; and

•	Increased the number of shares subject to the annual stock option grant from 50,000 to 75,000.

Such changes were prompted by the Compensation Committee’s review of data provided by Radford regarding other companies’ board compensation to enable us to attract and retain qualified directors.

Our Amended and Restated Directors’ Deferred Compensation Plan (as amended) (the “DDCP”) permits each non-employee director to defer all or a portion of his or her cash compensation until his or her service ends or until a specified date. A director may credit his or her deferred cash into an interest bearing account, an equity account tied to the value of our common stock, or a combination of both. As a matter of policy, directors are encouraged to elect to defer twenty-five percent of their cash compensation into an equity account under the DDCP.

The Board has adopted a policy guideline that encourages directors to hold 10,000 shares of our common stock within a reasonable period of time following their election or appointment to the Board. In addition to purchasing shares in the open market, directors may utilize the DDCP or the Agenus Board Compensation Policy, which allows directors to receive their compensation in stock, to acquire these shares. In accordance with the requirements of the DDCP, elections to defer compensation thereunder must be made prior to the end of the third quarter of the prior calendar year. In some cases, a director, due to securities law restrictions, may be unable to purchase such shares until such election takes effect.

OWNERSHIP OF OUR COMMON STOCK

Ownership By Management

On April 24, 2020, Agenus had 167,384,037 shares of common stock issued and outstanding. The table below shows certain information about the beneficial ownership of Agenus common stock, as of April 24, 2020, by:

•	each of our directors,

•	each of our named executive officers, and

•	all of our directors and executive officers as a group.

In accordance with SEC rules, we have included in the column “Number of Issued Shares” all shares of common stock over which the person has sole or shared voting or investment power as of April 24, 2020, and we have included in the column “Number of Shares Issuable” all shares of common stock that the person has the right to acquire within 60 days after April 24, 2020 through the exercise of any stock options, the vesting of restricted shares, or in the case of directors, any shares to be distributed under the DDCP. All shares that a person has a right to acquire within 60 days of April 24, 2020 are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (or shares the power with a spouse) to invest and vote the shares of common stock listed opposite the person’s name. Where applicable, ownership is subject to community property laws. Our inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table. Except as noted, the address of each stockholder is c/o Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421.

Name of beneficial owner	Number of Issued Shares	Number of Shares Issuable		Total		Percent of Class
Garo H. Armen, Ph.D.(1)	1,112,282	3,556,730		4,669,012		2.7%
Wadih Jordan	—	470,609	(2)	470,609		*
Allison Jeynes-Ellis	28,985	95,337	(5)	124,322		*
Timothy R. Wright	33,538	462,821	(3)	496,359	(3)	*
Brian Corvese	42,496	330,034	(6)	372,530	(6)	*
Ulf Wiinberg	61,872	363,257	(4)	425,129	(4)	*
Jennifer S. Buell, Ph.D.	35,656	694,115		729,771		*
Evan D. Kearns	12,915	230,244		243,159		*
All current directors and executive officers as a group (9 persons)	1,391,078	6,697,012	(7)	8,088,090		4.7%

*	Less than one percent
(1)

Excludes shares owned through Antigenics Holdings LLC (“Holdings”). Dr. Armen is Chief Executive Officer, Chairman of the Board of Managers and a member of Holdings which owns 4,046 shares of our common stock.

(2)	Includes 163,059 deferred shares to be distributed in accordance with the terms of our DDCP.
(3)	Includes 119,066 deferred shares to be distributed in accordance with the terms of our DDCP and 20,338 RSUs scheduled to vest June 19, 2020.
(4)	Includes 75,419 deferred shares to be distributed in accordance with the terms of our DDCP and 20,338 RSUs scheduled to vest June 19, 2020.
(5)	Includes 20,338 RSUs scheduled to vest June 19, 2020.
(6)	Includes 27,118 RSUs scheduled to vest June 19, 2020.
(7)

Includes 357,544 deferred shares to be distributed in accordance with the terms of our DDCP, 88,132 RSUs scheduled to vest June 19, 2020 and excludes shares held by Holdings as described in footnote (1).

Ownership By Certain Beneficial Owners

This table shows certain information, based on filings with the SEC, about the beneficial ownership of our capital stock as of April 24, 2020 by each person known to us owning beneficially more than 5% of any class of our capital stock. Unless otherwise indicated in a footnote to this table, each person has the sole power to invest and vote the shares of common stock listed opposite the person’s name.

Name and Address of beneficial Owner	Title of Class	Number of Shares		Percent of Class
Brad M. Kelley 1410 Moran Road Franklin, TN 37069-6300	Common Series A-1 Preferred	1,591,039 31,620	(1)	1.0 100	% %
Incyte Corporation 1801 Augustine Cut-Off Wilmington, DE 19803	Common	17,763,968		10.6%
RTW Investments LP 412 West 15th Street New York, NY 10011	Common Series C-1 Preferred	13,725,251 12,459	(2)	8.2 100	% %
Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404	Common	11,111,111	(3)	6.6%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	Common	10,340,176	(4)	6.2%
Cormorant Global Healthcare Master Fund, LP. 200 Clarendon Street Boston, MA 02116	Common	11,500,000	(5)	6.9%

(1)

Mr. Kelley owns 31,620 shares of our Series A-1 Convertible Preferred Stock, our only shares of outstanding Series A-1 preferred stock. These shares have an initial conversion price of $94.86 and are currently convertible into 333,333 shares of our common stock. If Mr. Kelley had converted all 31,620 shares of Series A-1 Convertible Preferred Stock into shares of common stock as of April 24, 2020 he would have held 1,924,372 shares of our common stock, or 1.2% of the shares outstanding.

(2)

Based solely upon information set forth on Schedule 13G/A filed with the SEC on February 14, 2020, by RTW Investments, LP., RTW Master Fund, Ltd., and one or more of its funds, which are managed by RTW Investments, LP, (collectively, “RTW”), RTW owns 13,725,251 shares of our common stock. RTW also owns 12,459 shares of our Series C-1 convertible preferred stock, which are convertible into common stock on a one-for-one thousand basis, or 12,459,000 shares of our common stock. Under the Certificate of Designation of preferences and Rights and Limitations of Series C-1 Convertible Preferred Stock, RTW is limited to holding no greater than 9.99% of our shares of common stock, such limitation may be increased to up to 19.99% 60 days after notice by RTW to the Company. If RTW converted all 12,459 shares of Series C-1 Convertible Preferred Stock into shares of common stock as of April 24, 2020, it would have held 26,184,251 shares of our common stock, or 14.6% of the shares outstanding.

(3)	Based solely upon information set forth on Schedule 13G filed with the SEC on January 29, 2019 by Gilead Sciences, Inc.
(4)	Based solely upon information set forth on Schedule 13G/A filed with the SEC on February 5, 2020 by BlackRock, Inc.
(5)	Based solely upon information set forth on Schedule 13G filed with the SEC on March 20, 2020 by Cormorant Global Healthcare Master Fund, LP.

DELINQUENT SECTION 16(a) REPORTS

Our executive officers, directors, and 10% stockholders are required under Section 16(a) of the 1934 Act, to file reports of ownership and changes in ownership of our securities with the SEC.

Based solely on a review of the copies of reports furnished to us, we believe that during our 2019 fiscal year, our directors, executive officers, and 10% stockholders complied with all applicable Section 16(a) filing requirements, with the following exceptions: Dr. Armen inadvertently filed 2 delinquent Section 16(a) report with respect to 4 transactions relating to a stock option grant, a donation to a charitable organization, a required distribution and a required deposit into a trust all of which occurred in 2018.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Children of Armenia Fund

Our Audit and Finance Committee approved a charitable contribution to the Children of Armenia Fund (“COAF”) totaling $125,000 for 2019. Dr. Garo H. Armen, Agenus’ Chairman and Chief Executive Officer, is the founder and chairman of COAF. The 2019 charitable contribution was comprised of a cash component and a non-cash component. The cash component was $75,000, which Agenus paid in quarterly installments. The non-cash component was $50,000, which was the estimated value of a portion of Agenus’ office space in its New York office that was (and continues to be) made available to COAF employees.

Related Party Transaction Policies and Procedures

The Audit and Finance Committee of the Board is responsible for reviewing and approving all material transactions with any related party on a continuing basis. Related parties can include any of our directors or executive officers, certain of our stockholders, and their immediate family members. This obligation is set forth in writing in our Audit and Finance Committee Charter. A copy of the Audit and Finance Committee Charter is posted on the corporate governance section of our website at http://investor.agenusbio.com/board-committees. No material on our website is part of this proxy statement. In evaluating related party transactions, our Audit and Finance Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board and as individual directors. The Audit and Finance Committee will approve a related party transaction when, in its good faith judgment, the transaction is fair to, and in the best interest of, Agenus.

To identify related party transactions each year, we submit and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We also review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Code of Ethics requires all directors, officers, and employees who may have a potential or apparent conflict of interest to immediately notify our Chief Compliance Officer for review and approval by management and our Corporate Governance and Nominating Committee. A copy of our Code of Ethics is posted on the corporate governance section of our website at http://investor.agenusbio.com/board-committees. No material on our website is part of this proxy statement.

PROPOSAL 2—TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED DIRECTORS’ DEFERRED COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM

425,000 TO 575,000

Description of Proposed Amendment to our Amended and Restated Directors’ Deferred Compensation Plan

Our Amended and Restated Directors’ Deferred Compensation Plan (the DDCP) was originally adopted in 2007 and has subsequently been amended and restated, most recently in 2018. On April 23, 2020, our Board adopted, subject to stockholder approval, an amendment to the DDCP to increase the number of shares of our common stock available for issuance thereunder from 425,000 shares to 575,000 shares. We are requesting that stockholders approve this amendment to the DDCP. We are not requesting approval of any other changes to the DDCP.

If stockholders do not approve this Proposal 2, the proposed 150,000 additional shares will not become available for issuance under the DDCP, but the DDCP will otherwise remain in effect in accordance with its terms.

Background and Reasons to Vote for this Proposal

The DDCP permits members of our Board who are not officers or employees of the Company or its subsidiaries to elect to defer the receipt of all or a portion of the cash compensation payable in respect of services as a director until a later date, with the amount deferred payable in cash and/or shares of our common stock, as elected by the applicable director. We believe that that the DDCP is an important component of our director compensation program and is beneficial to our stockholders because it allows us to preserve our current cash resources, with respect to those directors who elect to defer compensation, and further aligns the interests of our non-employee directors with those of our stockholders.

As of March 31, 2020, there were 352,919 shares reserved for issuance under the DDCP and we no longer have any shares available for reservation. We are requesting that stockholders approve this Proposal 2 because the shares remaining available for issuance under the DDCP are not sufficient to allow us to continue to offer our non-employee directors the opportunity to receive shares of our common stock in respect of compensation that they elect to defer.

Summary of the DDCP

The following is a brief summary of the material terms of the DDCP, as amended to increase the number of shares of our common stock available for issuance thereunder. A copy of the amendment to our DDCP is attached as Appendix A to this proxy statement, and we urge stockholders to read it in its entirety. The following description of certain features of the DDCP is qualified in its entirety by reference to the full text of the DDCP.

Administration. The DDCP is administered by the Chief Financial Officer of the Company or another officer designated by our Board, who will have the sole responsibility for interpreting the DDCP. The DDCP is currently administered by the Company’s Vice President, Finance.

Eligibility. Each member of our Board who is not also an officer or an employee of the Company or its subsidiaries is eligible to participate in the DDCP. All of our current directors, except Dr. Armen, are eligible to participate in the DDCP. As of April 24, 2020, five non-employee directors are eligible to participate in the DDCP.

Basis of Participation. The DDCP allows each eligible director to defer receipt of all or a portion of the cash compensation payable to him or her for service on our Board. Such compensation may be deferred until termination of service as a director or, subject to the terms of the DDCP, such other date as may be specified by the director.

A director may elect to participate in the DDCP no later than September 30 of the year before the calendar year in which the applicable compensation would be earned and may choose to defer 25, 50, 75 or 100 percent of his or her total cash compensation payable for services as a director. A deferral election remains in effect unless the participant files a written revocation or superseding deferral agreement and a deferral election becomes irrevocable after the last day of the calendar year immediately preceding the year to which the deferral relates. A notional deferral account is established for each participating director, which consists of a notional subaccount for amounts earning interest, denominated on a dollar basis (the “cash account”), and a notional subaccount for amounts invested in hypothetical shares of our common stock, which is denominated on a notional share basis (the “stock account”). Pursuant to the deferral agreement, each participant indicates the percentage of future deferrals to be notionally invested in the cash account and the stock account. Amounts are credited to these accounts on a quarterly basis.

Amounts deferred to the cash account are credited with interest at the rate paid on one-year Treasury bills. Amounts deferred to the stock account are converted on a quarterly basis into a number of units representing shares of our common stock equal to the amount of compensation which the participant has elected to defer to the stock account divided by the applicable stock price for our common stock (determined based on the average closing price of our common stock for all trading days during the applicable calendar quarter). Prior to receiving a distribution from the stock account, units representing shares allocated to a participant’s stock account are not considered actual shares of our common stock for any purpose, and a participant will have no right as a stockholder with respect to such units. A participant with amounts held in the stock account will be eligible for cash and stock dividends in the form of units on the date we pay any such dividends on shares of our common stock. In the event of a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares or similar change affecting common stock, appropriate adjustments will be made in the number and/or kind of units representing shares credited to the stock account.

Authorized Shares; Adjustments. Without giving effect to the proposed amendment, the aggregate number of shares of our common stock that are reserved for issuance under the DDCP is 425,000. In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or similar capital change, the aggregate number of shares that are reserved for issuance under the DDCP will be appropriately adjusted by our Board. The closing price of our common stock as reported on NASDAQ on April 24, 2020 was $2.79 per share.

Distributions. Distributions from notional accounts under the DDCP will be paid in a lump sum or in annual installments for a period of up to five years and commence in the calendar year following a participant’s termination of service as a director or such other calendar year as may be specified by the participant, provided such other calendar year is at least two years after the date the director elected to receive such distribution. Distributions consist of (a) cash in the amount credited to the participant’s notional account and (b) the number of shares of our common stock equal to the number of units credited to his or her stock account. To the extent a participant would receive a payment from his or her stock account in excess of the number of shares remaining available under the DDCP, the participant shall receive cash in lieu of shares.

Unfunded Plan. The DDCP is unfunded, and the Company has no obligation to set aside, segregate, or deposit any funds or assets of any kind to meet its obligations under the plan. The rights of any participant, beneficiary, or other person under the DDCP will be solely those of a general unsecured creditor of our Company.

Amendment and Termination. The Company may, without the consent of any participant, beneficiary, or other person amend the DDCP at any time, but no amendment may reduce the amount previously credited to a participant’s deferral account. The Company may terminate the DDCP at any time, and the Company may, in its discretion, distribute amounts according to the participant’s deferral election or in a lump sum as soon as practicable after the plan’s termination date.

New Plan Benefits

Participation in the DCPP is entirely within the discretion of the eligible directors. Because we cannot presently determine the rate of contributions by these directors, it is not possible to determine the value of benefits that may be obtained by participants under the DCPP.

The following table sets forth the amounts deferred by our non-employee directors as a group under the DCPP for the fiscal year ended December 31, 2019. None of our executive officers or other employees are eligible to participate in the DCPP.

Name and Position	Dollar Value ($)	Number of Units
Non-Executive Director Group	188,750	62,994

Vote Required

To approve Proposal 2, stockholders holding a majority of Agenus common stock present or represented by proxy at the 2020 Annual Meeting and voting on the matter must vote FOR Proposal 2. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 2 and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 3—TO APPROVE OUR 2019 EMPLOYEE STOCK PURCHASE PLAN.

Our 2009 Employee Stock Purchase Plan was originally approved by our stockholders on June 10, 2009 and expired on June 10, 2019. Effective June 30 2019, our Board adopted our 2019 Employee Stock Purchase Plan (our “ESPP”). We are requesting that stockholders approve our ESPP. The material terms of our ESPP are described under “Summary of our ESPP” below.

Following the approval by our Board, we commenced our first option period under our ESPP, which ended on December 31, 2019, and commenced another option period under our ESPP on January 1, 2019, which is scheduled to end on June 30, 2020. 236,855 shares of our common stock were delivered in satisfaction of options granted in the first option period under our ESPP in January 2020. As of March 31, 2020, there were 263,145 shares remaining available for issuance under our ESPP.

If stockholders do not approve this Proposal 3, all options granted under our ESPP will be cancelled and will become null and void and any shares previously delivered under the ESPP will be required to be returned to the Company.

As of March 31, 2020, 36,031,332 shares of our common stock were available for future issuance or subject to outstanding awards under our 2009 Equity Incentive Plan, our 2019 Equity Incentive Plan, our 2015 Inducement Equity Plan, our DDCP and our ESPP, which represents 22% of our common stock outstanding on such date, and an additional 650,000 shares, representing 0.4% of our common stock outstanding as of March 31, 2020, are proposed to be made available for issuance under our DDCP and our ESPP pursuant to Proposal 2 and this Proposal 3.

Summary of our ESPP

The following is a brief summary of the material terms of our ESPP. A copy of our ESPP is attached as Appendix B to this proxy statement, and we urge stockholders to read it in its entirety. The following description of the material terms of our ESPP is qualified in its entirety by reference to the full text of our ESPP.

In General. Our ESPP is intended to enable eligible employees to purchase shares of our common stock and thereby acquire an interest in the future of the Company. Our ESPP is generally implemented by a series of separate offerings, which we refer to as option periods. On the first day of each option period, participating employees will be granted an option to purchase shares of our common stock, which will be automatically exercised on the last business day of the option period. Our ESPP is intended to satisfy the requirements of Section 423 of the Code.

Administration. Our ESPP is administered by the Board and its delegates, which will have the right to determine any questions that may arise regarding the interpretation and application of our ESPP and to make, administer and interpret such rules and regulations as it deems necessary or advisable. The Board may delegate any or all of its powers under our ESPP to one or more committees or subcommittees to the extent permitted by applicable law and has so delegated its powers to our Compensation Committee. As used in this summary, the term “Board” refers to the Board or any authorized delegates, as applicable.

Eligibility. Participation in our ESPP is limited to our employees and those of our designated subsidiaries. No employee will be granted an option under our ESPP if, immediately after the option is granted, the employee would own (or would be deemed to own) shares of our common stock possessing five percent or more of the total combined voting power or value of all classes of shares of us, our parent or our subsidiaries. In addition, no employee will be granted an option under our ESPP that would permit his or her rights to purchase shares under all employee stock purchase plans maintained by us and our parent and subsidiaries to accrue at a rate that exceeds $25,000 (or such other maximum prescribed by the Code) of fair market value of stock for each calendar year during which any option granted to such employee is outstanding at any time, determined in accordance with Section 423(b)(8) of the Code. As of April 24, 2020 approximately 250 employees are eligible to participate in our ESPP, including all of our executive officers.

Authorized Shares. Subject to adjustment as described below, 500,000 shares of our common stock are reserved for issuance under our ESPP (263,145 of which shares remained available for issuance as of March 31, 2020). If any option granted under our ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject to such option will again be available for sale pursuant to the exercise of options under our ESPP. The closing price of our common stock as reported on NASDAQ on April 24, 2020 was $2.79 per share.

Shares that may be issued under our ESPP may be authorized but unissued shares or reacquired shares.

Participation. Eligible employees may elect to participate in an option period under our ESPP in the manner and within the time periods established by the Board. A participant who holds an option under our ESPP may at any time prior to exercise cancel all (but not less than all) of his or her option by written notice to the Company. Upon cancellation, the balance of the participant’s account under our ESPP will be returned to the participant.

Option Periods. Unless otherwise determined by the Board, option periods under our ESPP will be approximately six months in duration and commence on the first business day of January and July of each year and end on the last business day of June and December of each year, respectively.

Options. Subject to the limitations in our ESPP, on the first day of each option period, participating employees will be granted an option to purchase no more than 20,000 shares of our common stock. On the last day of each option period, each employee who is a participant in our ESPP will be deemed to have exercised the option granted to him or her for the option period.

Purchase Price. The purchase price of each share issued pursuant to the exercise of an option under our ESPP on an exercise date will be 85% of the lesser of (i) the fair market value of a share on the date the option is granted and (ii) the fair market value of a share on the exercise date.

Transfer Restrictions. Options granted under our ESPP during the participant’s lifetime will be exercisable only by such participant and may not be sold, pledged, assigned or transferred in any manner.

Adjustments. In the event of any change in the outstanding stock of the Company by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares available under our ESPP, the number and type of shares under options granted but not exercised, the maximum number and type of shares purchasable under an option, and the option price will be appropriately adjusted; provided that no adjustment will be made unless the Company is satisfied that it will not constitute a modification of rights granted under our ESPP or otherwise disqualify our ESPP as an employee stock purchase plan under Section 423 of the Code.

Certain Transactions. In the event of a sale of all or substantially all of our stock or assets, or a merger or similar transaction in which the Company does not survive or which results in the acquisition of the Company by another person, the Board will (i) if the Company is merged with or acquired by another corporation, provide that each outstanding option will be assumed or that a substitute option will be granted by the acquirer, the successor or one of their parents or subsidiaries, (ii) cancel each option and return the balances in participants’ accounts under our ESPP to participants, or (iii) end the option period on or before the date of the proposed sale or merger.

Term. Our ESPP, became effective on June 30, 2019, the date it was approved by the board, subject to stockholder approval within 12 months following such date of approval, and no rights shall be granted thereunder after the tenth anniversary of such date of board approval.

Amendment and Termination. The Board may at any time amend our ESPP to the extent, and in any manner, it may deem advisable, subject to stockholder approval if the amendment would be treated as the adoption of a new plan for purposes of Section 423 of the Code. The Board may suspend or terminate our ESPP at any time. In connection with any such suspension or termination, the Board may provide that outstanding options will be exercisable either at the end of the applicable option period or such earlier date as the Board may specify.

Certain Federal Income Tax Consequences of our ESPP

The following is a summary of certain U.S. federal income tax consequences associated with options granted under our ESPP. This summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with our ESPP, nor does it cover state, local or non-U.S. taxes.

Our ESPP is intended to qualify under the provisions of Section 423 of the Code. Our ESPP is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Assuming our ESPP is and remains so qualified, no income will be taxable to a participant until the sale or other disposition of the shares of common stock purchased under our ESPP (the “ESPP shares”). Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the participant’s holding period with respect to the ESPP shares. If the ESPP shares are sold or disposed of more than two years from the first day of the applicable option period and more than one year from the date of purchase, or upon the participant’s death while owning the ESPP shares, the participant will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the ESPP shares at the time of such sale or disposition over the purchase price or (2) an amount equal to the excess of the fair market value of the ESPP shares as of the first day of the option period over the purchase price. Any additional gain will be treated as long-term capital gain. If the ESPP shares held for the periods described above are sold and the sale price is less than the purchase price, there is no ordinary income and the participant generally will have long-term capital loss equal to the difference between the sale price and the purchase price. If shares are sold or otherwise disposed of before the expiration of the holding periods described above, other than following the participant’s death while owning the shares, the participant will recognize ordinary income generally measured as the excess of the fair market value of the ESPP shares on the date the ESPP shares were purchased over the purchase price. Any additional gain or loss on such sale or disposition will generally be long-term or short-term capital gain or loss, depending on the participant’s holding period with respect to the ESPP shares. The Company is not generally entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except generally to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

New Plan Benefits

The amounts of future stock purchases under our ESPP are not determinable because, under the terms of our ESPP, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon fair market value of shares of our common stock at the beginning and end of each applicable option period.

The following table sets forth the number of shares under our ESPP that were acquired by our named executive officers, our executive officers as a group and our other employees (who are not executive officers) as a group for the option period ending on December 31, 2019, in each case, subject to stockholder approval. Non-employee directors are not eligible to participate in our ESPP.

Name	Number of Shares
Garo H. Armen, Ph.D.	—
Jennifer S. Buell, Ph.D.	—
Evan D. Kearns	—
Executive Officer Group	—
Non-Executive Officer Employee Group	236,855

Vote Required

To approve Proposal 3, a majority of the votes cast by stockholders present in person or by proxy and voting on the matter must vote FOR Proposal 3. If your shares are held by your broker, bank, or nominee in “street name,” and you do not vote your shares, your broker, bank, or nominee has authority to vote your unvoted shares on Proposal 3. If the broker, bank, or nominee does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 3, and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 3.

EQUITY PLANS

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2019. The following table does not include any shares available under the ESPP or that would become available following approval of the amendment to our DDCP.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	29,177,456	$3.67	6,644,734	(2)
Equity compensation plans not approved by security holders(3)	514,613	$3.85	722,409

Total	29,692,069		7,367,143

(1)

Includes 28,837,102 shares subject to awards under our 2009 and 2019 Equity Incentive Plans, assuming maximum achievement of all applicable performance conditions, and 340,354 shares issuable under our DDCP at a price of $4.24.

(2)	Includes shares that may be issued under our 2009 and 2019 Equity Incentive Plans and 2009 Employee Stock Purchase Plan and 12,565 shares available under our DDCP.
(3)	Represents the Agenus Inc. 2015 Inducement Equity Plan under which inducement grants may be made in accordance with Nasdaq rules.

PROPOSAL 4—TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2020

Our Audit and Finance Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Although stockholder approval of the selection of KPMG LLP is not required by law, our Board believes that it is advisable to give stockholders an opportunity to ratify this selection.

If stockholders do not approve this proposal at the 2020 Annual Meeting, our Audit and Finance Committee will reconsider their selection of KPMG LLP. If stockholders do ratify this appointment, the Audit and Finance Committee, which has direct authority to engage our independent registered public accounting firm, may appoint a different independent registered public accounting firm at any time during the year if the Audit and Finance Committee determines that the change would be in the best interests of Agenus and our stockholders.

The Audit and Finance Committee has approved all services provided to Agenus by KPMG LLP during 2019. Representatives of KPMG LLP are expected to be present at the 2020 Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

KPMG LLP has served as our independent registered public accounting firm since 1997.

Audit Fees

Fees incurred by us for professional services rendered by KPMG LLP for the audit of the annual consolidated financial statements and of the effective operation of internal control over financial reporting, included in our Annual Report on Form 10-K, for the reviews of the consolidated financial statements included in our Forms 10-Q and for comfort letters, consents and review of registration statements were $908,690 for 2019 and $886,870 for 2018.

Audit-Related Fees

Fees paid to KPMG LLP for the audit of our 401(k) Retirement Plan were $30,750 in 2018. KPMG did not audit our 401(k) Retirement Plan in 2019.

Tax Fees

Fees paid to KPMG LLP associated with tax compliance services were $101,447 in 2019 and $111,681 in 2018.

Fees paid to KPMG LLP associated with tax consultation services were $165,986 in 2019 and $61,962 in 2018.

All Other Fees

We paid no other fees to KPMG LLP for 2019 or 2018.

Pre-Approval of Audit and Non-Audit Services

All of the KPMG LLP fees for 2019 and 2018 shown above were pre-approved by the Audit and Finance Committee. The Audit and Finance Committee pre-approves all audit and other permitted non-audit services provided by our independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent registered public accounting firm and senior management periodically report to the Audit and Finance Committee the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit and Finance Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

To approve Proposal 4, a majority of the votes cast by stockholders present in person or by proxy and voting on the matter must vote FOR Proposal 4. If your shares are held by your broker, bank, or nominee in “street name,” and you do not vote your shares, your broker, bank, or nominee has authority to vote your unvoted shares on Proposal 4. If the broker, bank, or nominee does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 4, and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 4.

PROPOSAL 5—TO APPROVE, IN A NON-BINDING ADVISORY VOTE,

THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Company is providing stockholders with the opportunity at the 2020 Annual Meeting to vote on the following advisory resolution, commonly known as “Say-on-Pay”:

RESOLVED, that the stockholders of the Company approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement under the headings “Executive Compensation” and “Compensation of Executive Officers.”

As described above in the Executive Compensation section of this proxy statement, the Compensation Committee has structured our executive compensation program to provide an overall compensation package that enables us to attract and retain talented employees, provide incentives for performance and create long-term value for our stockholders. The Company’s executive compensation programs have a number of features designed to promote these objectives.

The Board urges stockholders to read the Executive Compensation section beginning on page 17 of this proxy statement, which describes in more detail how the Company’s executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 22 through 27 of this proxy statement, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the Executive Compensation section are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

While the vote is advisory, the Board and the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

Vote Required

To approve Proposal 5, a majority of the votes cast by stockholders present in person or represented by proxy at the 2020 Annual Meeting and voting on the matter must vote FOR Proposal 5. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 5 and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 5.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee of the Board consists entirely of independent directors who are not officers or employees of Agenus. The Board has adopted a written charter for the Audit and Finance Committee, the current version of which is available on our website at http://investor.agenusbio.com/board-committees. No material on our website is part of this proxy statement.

In the course of its oversight of the Company’s reporting process, the Audit and Finance Committee of the Board has (1) reviewed and discussed with management the Company’s audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2019, (2) discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board and SEC, and (3) discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from KPMG LLP pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence.

Based on the foregoing review and discussions, the Audit and Finance Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

By the Audit and Finance Committee,

Ulf Wiinberg, Chair
Wadih Jordan
Timothy R. Wright

ADDITIONAL INFORMATION

Stockholder Proposals for 2021 Annual Meeting of Stockholders

Proposals to be included in the Company’s proxy statement. Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2021 Annual Meeting of Stockholders, the proposal must comply with Rule 14a-8 under the Exchange Act and must also meet the advance notice requirements in our bylaws applicable to all stockholder proposals (as described in the following paragraphs).

Proposals to be brought before an annual meeting. Under our by-laws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to our Chairman of the Board or Corporate Secretary at our principal executive offices. Assuming our 2021 Annual Meeting of Stockholders is not more than 30 days before or 30 days after June 16, 2021, if you wish to bring business before the 2021 Annual Meeting of Stockholders, you must give us written notice by December 29, 2020.

However, if at least 60 days’ notice or prior public disclosure of the date of the 2021 Annual Meeting of Stockholders is given or made and the date of the 2021 Annual Meeting of Stockholders is not within 30 days before or after June 16, 2021, notice by the stockholder must be received by the Company 45 days prior to the date of the 2021 Annual Meeting of Stockholders. If less than 60 days’ notice or prior public disclosure of the date of the 2021 Annual Meeting of Stockholders is given or made and the date of the 2021 Annual Meeting of Stockholders is not within 30 days before or after June 16, 2021, notice by the stockholder must be received by the Company no later than 15 days after the date Agenus sends notice of the 2021 Annual Meeting of Stockholders. If a stockholder fails to provide timely notice of a proposal to be presented at the 2021 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on the proposal.

Householding of Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, or telephone or e-mail Investor Relations at 800-962-2436 or IR@agenusbio.com. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

Documents Incorporated by Reference

The financial statements from our Annual Report on Form 10-K for the year ended December 31, 2019 are incorporated by reference herein.

APPENDIX A

AMENDMENT TO AMENDED AND RESTATED

DIRECTORS’ DEFERRED COMPENSATION PLAN

The Amended and Restated Directors’ Deferred Compensation Plan of Agenus Inc. (the “Plan”) be and hereby is amended as follows:

1.	Section 2.6 of the Plan is hereby amended by deleting the first sentence thereof and replacing it with the following:

“The aggregate number of shares of common stock which have been reserved for issuance under this plan is 575,000.” Except as set forth above, the remainder of the Plan remains in full force and effect.

A-1

APPENDIX B

AGENUS INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and sets forth operational rules related to those terms.

2.	PURPOSE

The Plan is intended to enable Eligible Employees to purchase shares of Stock in offerings under the Plan, and thereby acquire an interest in the Company. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 and to be exempt from the requirements of Section 409A, and will be construed consistently with that intent.

3.	OPTIONS TO PURCHASE STOCK

(a) Number of Shares. Subject to adjustment as provided in Section 16, 500,000 shares of Stock are available for purchase pursuant to the exercise of Options granted under the Plan (the “Share Pool”). Shares of Stock will not be treated as issued under the Plan, and will not reduce the Share Pool, unless and until, and to the extent, the shares are actually issued pursuant to the exercise of Options under the Plan. If any Option expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Stock subject to such Option will not reduce the Share Pool. If, on any Exercise Date, the total number of shares of Stock that would otherwise be subject to Options granted under the Plan exceeds the number of shares then available in the Share Pool, the Administrator will make a pro rata allocation of the shares remaining available in as uniform a manner as practicable and as it determines to be equitable. In such event, the Administrator will give written notice to each Participant affected by such reduction.

(b) Type of Shares. The shares of Stock issued under the Plan may be shares of authorized but unissued Stock, treasury Stock, or Stock acquired in an open-market transaction. No fractional shares of Stock will be issued under the Plan.

4.	ELIGIBILITY

(a) Eligibility Requirements. Subject to the limitations contained in the Plan, each Employee (i) who is employed by the Company or a Designated Subsidiary, as applicable, on the first day of an Option Period and (ii) who satisfies the requirements set forth in the Plan, will be an Eligible Employee.

(b) Five Percent Shareholders. No Employee may be granted an Option under the Plan if, immediately after the Option is granted, the Employee would own (or pursuant to Section 424(d) of the Code would be deemed to own) shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of its Parent or Subsidiaries, if any.

(c) Additional Requirements. The Administrator may, for Option Periods that have not yet commenced, establish additional or other eligibility requirements, or amend the eligibility requirements set forth in subsection (a) above, in each case, consistent with the requirements of Section 423.

5.	OPTION PERIODS

The Plan will generally be implemented by a series of separate offerings referred to as “Option Periods.” Unless otherwise determined by the Administrator, the Option Periods will be successive periods of approximately six (6) months commencing on the first Business Day in January and July of each year, anticipated to be on or around January 1 and July 1, and ending approximately six (6) months later on the last Business Day in June or December, as applicable, of each year, anticipated to be on or around June 30 and December 31. The last Business Day of each Option Period will be an “Exercise Date.” The Administrator may change the Exercise Date and the commencement date, ending date and duration of Option Periods, in each case, to the extent permitted by Section 423. In no event may any Option be exercised after twenty-seven (27) months from its grant date.

6.	OPTION GRANT

Subject to the limitations set forth in the Plan and the Maximum Share Limit (as defined below), on the first day of an Option Period, each Participant automatically will be granted an Option to purchase shares of Stock on the Exercise Date; provided, however, that no Participant will be granted an Option under the Plan that permits the Participant’s right to purchase shares of Stock under the Plan and under all other employee stock purchase plans of the Company and its Parent and Subsidiaries, if any, to accrue at a rate that exceeds $25,000 in Fair Market Value (or such other maximum as may be prescribed from time to time by the Code) for each calendar year during which any Option granted to such Participant is outstanding at any time, as determined in accordance with Section 423(b)(8) of the Code.

7.	METHOD OF PARTICIPATION

(a) Enrollment Election Form. To participate in an Option Period, an Eligible Employee must execute and deliver to the Administrator an enrollment election form, in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator. Such enrollment election form must be delivered not later than ten (10) Business Days prior to the first day of an Option Period, or such other time as specified by the Administrator. The Eligible Employee will become a Participant as of the first day of the Option Period for which he or she timely delivered such enrollment election form and will remain a Participant with respect to subsequent Option Periods until his or her participation in the Plan is terminated as provided herein.

(b) Election Amount. Each enrollment election form will (i) authorize either a whole percentage of the Eligible Employee’s Eligible Compensation, greater than one percent (1%) of Eligible Compensation, or a specified dollar amount, in each case, to be deducted from the Eligible Employee’s pay during each payroll period occurring during the applicable Option Period and/or (ii) provide for a specified dollar amount to be paid in a lump sum in cash for the applicable Option Period.

(c) Participant Account. All payroll deductions made pursuant to this Section 7, and all lump sum cash payments made by a Participant during an Option Period prior to the applicable Exercise Date, will be credited to the Participant’s Account. Amounts credited to Participants’ Account will not be required to be set aside in trust or otherwise segregated from the Company’s general assets.

(d) Changes to Enrollment Election During an Option Period. During an Option Period, elections and rates of contribution may not be reduced or increased. A Participant may terminate his or her election during an Option Period by terminating his or her participation in the Plan.

(e) Changes to Election for Subsequent Option Periods. A Participant’s election will remain in effect for subsequent Option Periods unless the Participant delivers a new election not later than ten (10) Business Days prior to the first day of the subsequent Option Period, or such other time as specified by the Administrator, or the Participant’s participation in the Plan is terminated pursuant to Section 13 or Section 14.

8.	METHOD OF PAYMENT

A Participant must pay for shares of Stock purchased upon the exercise of an Option with the accumulated payroll deductions credited to the Participant’s Account during the applicable Option Period, by lump sum cash payment delivered to the Company prior to the start of the applicable Option Period, or a combination thereof.

9.	PURCHASE PRICE

The Purchase Price of shares of Stock issued pursuant to the exercise of an Option on each Exercise Date will be eighty-five percent (85%) (or such other percentage specified by the Administrator to the extent permitted under Section 423) of the lesser of (i) the Fair Market Value of a share of Stock on the date on which the Option was granted pursuant to Section 6 (i.e., the first day of the Option Period) and (ii) the Fair Market Value of a share of Stock on the date on which the Option is deemed exercised pursuant to Section 10 (i.e., the Exercise Date).

10.	EXERCISE OF OPTIONS

(a) Purchase of Shares. Subject to the limitations set forth in Section 6 and this Section 10(a), on each Exercise Date, each Participant will be deemed to have exercised his or her Option and the accumulated payroll deductions and any lump sum cash payments credited to the Participant’s Account will be applied to purchase the greatest number of shares of Stock (rounded down to the nearest whole share) that can be purchased with such Account balance at the applicable Purchase Price; provided, however, that in any case no more than 20,000 shares of Stock may be purchased by a Participant on any Exercise Date, or such other number as the Administrator may prescribe for any Option Period in accordance with Section 423 (the “Maximum Share Limit”). As soon as practicable thereafter, the shares of Stock so purchased will be placed, in book-entry form, into a recordkeeping account in the name of the Participant. Any accumulated payroll deductions or other amounts credited to a Participant’s Account that are not sufficient to purchase a whole share of Stock will be retained in the Participant’s Account for the subsequent Option Period, subject to earlier withdrawal by the Participant as provided in Section 13.

(b) Return of Account Balance. Except as provided in subsection (a) above with respect to fractional shares, any accumulated payroll deductions or other amounts credited to a Participant’s Account for an Option Period that are not used to purchase of shares of Stock, whether because of the Participant’s withdrawal from participation in an Option Period or for any other reason, will be returned to the Participant (or his or her designated beneficiary or legal representative, as applicable), without interest, as soon as administratively practicable after such withdrawal or other event, as applicable. If the Participant’s accumulated payroll deductions and other amounts credited to a Participant’s Account for an Option Period would otherwise enable the Participant to purchase shares of Stock in excess of the Maximum Share Limit or the limits set forth in Section 6, the excess of the amount over the aggregate Purchase Price of the shares of Stock actually purchased will be returned to the Participant, without interest, as soon as administratively practicable after such Exercise Date.

11.	INTEREST

No interest will accrue or be payable on any amount held in the Account of any Participant.

12.	TAXES

Payroll deductions will be made on an after-tax basis. The Administrator will have the right, as a condition to exercising an Option, to make such provision as it deems necessary to satisfy the Company’s obligations to withhold federal, state, local, or other taxes incurred by reason of the purchase or disposition of shares of Stock under the Plan. In the Administrator’s discretion and subject to applicable law, such tax obligations may be satisfied in whole or in part by delivery of shares of Stock to the Company, including shares of Stock purchased under the Plan, valued at Fair Market Value, but not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the Accounting Rules.

13.	CANCELLATION AND WITHDRAWAL

(a) Cancellation. A Participant who holds an Option under the Plan may cancel all (but not less than all) of his or her Option and terminate his or her participation in the Plan by delivering notice to the Administrator in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator. To be effective with respect to an upcoming Exercise Date, such notice must be delivered not later than ten (10) Business Days prior to such Exercise Date (or such other time as specified by the Administrator). Upon such termination and cancellation, the balance in the Participant’s Account and any amounts paid by the Participant hereunder will be returned to the Participant, without interest, as soon as administratively practicable thereafter. For the avoidance of doubt, a Participant who reduces his or her rate of payroll deductions for future payroll periods to zero percent (0%) pursuant to Section 7 (and has not made any lump sum cash contribution for such Option Period) will be deemed to have terminated his or her participation in the Plan as to all current and future Option Periods, unless and until the Participant has delivered a new payroll deduction authorization for a subsequent Option Period in accordance with the rules of Section 7(a).

(b) 401(k) Hardship Withdrawal. To the extent a suspension of contributions is required by a 401(k) Plan or otherwise by the Code or applicable law, a Participant who makes a hardship withdrawal from a 401(k) Plan will be deemed to have terminated his or her election and/or payroll deduction authorization for subsequent payroll dates relating to the then-current Option Period as of the date of such hardship withdrawal and amounts accumulated in the Participant’s Account and any amounts paid by the Participant hereunder as of such date will be returned to the Participant, without interest, as soon as administratively practicable thereafter. An Employee who has made a hardship withdrawal from a 401(k) Plan will not be permitted to participate in Option Periods commencing after the date of his or her hardship withdrawal until the first Option Period commencing after the suspension of contributions ceases to apply to the Participant or as otherwise required by the Code or applicable law.

14.	TERMINATION OF EMPLOYMENT

Upon the termination of a Participant’s employment with the Company or a Designated Subsidiary, as applicable (determined under Section 423, if deemed appropriate by the Administrator), for any reason during an Option Period prior to an Exercise Date or in the event the Participant ceases to qualify as an Eligible Employee, as determined by the Administrator, the Participant’s participation in the Plan will terminate, any Option held by him or her under the Plan will be deemed canceled, the balance in the Participant’s Account and any amounts paid by the Participant hereunder will be returned to the Participant (or his or her estate or designated beneficiary, in the event of the Participant’s death), without interest, as soon as administratively practicable thereafter, and the Participant will have no further rights under the Plan.

15.	EQUAL RIGHTS; TRANSFERABILITY

All Participants granted Options during an Option Period under the Plan will have the same rights and privileges, consistent with the requirements set forth in Section 423. Any Option granted under the Plan will be exercisable during the Participant’s lifetime only by him or her and may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section 15, as determined by the Administrator, any Options held by him or her may be terminated by the Company and, upon the return to the Participant of the balance of his or her Account or any other amounts paid by the Participant hereunder, without interest, all of the Participant’s rights under the Plan will terminate.

16.	CHANGES IN CAPITALIZATION; COVERED TRANSACTIONS

(a) Changes in Capitalization. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator will make appropriate adjustments to the aggregate number and type of shares of Stock available under the Plan, the number and type of shares of stock granted under any outstanding Options, the maximum number and type of shares of stock purchasable under any outstanding Option, and/or the Purchase Price under any outstanding Option, in any case, in a manner that complies with Section 423.

(b) Covered Transactions. In the event of a Covered Transaction, the Administrator may (i) provide that each outstanding Option will be assumed or exchanged for a substitute option granted by the acquirer or successor corporation or by a parent or subsidiary of the acquirer or successor corporation; (ii) cancel each outstanding Option and return the balances in Participants’ Accounts and/or any other amounts paid by Participants hereunder to the Participants; and/or (iii) pursuant to Section 18, terminate the Option Period on or before the date of the Covered Transaction.

17.	ADMINISTRATION

The Plan will be administered by the Administrator. The Administrator has the discretionary authority to interpret the Plan; to determine eligibility under the Plan; to prescribe forms, rules, and procedures relating to the Plan; and to otherwise do all things necessary or appropriate to carry out the purposes of the Plan. All determinations and decisions by the Administrator with respect to the Plan are conclusive and bind all persons. The Administrator may specify the manner in which the Company and/or Employees are to provide notices and forms under the Plan, and may require that such notices and forms be submitted electronically.

18.	AMENDMENT AND TERMINATION

(a) Amendment. The Administrator reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable; provided that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 will have no force or effect unless approved by the stockholders of the Company within twelve (12) months before or after its adoption.

(b) Termination. The Administrator reserves the right at any time or times to suspend or terminate the Plan. In connection therewith, the Administrator may provide, in its sole discretion, either that outstanding Options will be exercisable either at the Exercise Date for the applicable Option Period or on such earlier date as the Board may specify (in which case such earlier date will be treated as the Exercise Date for the applicable Option Period), or that the balance of each Participant’s Account and any other amount paid by the Participant hereunder will be returned to the Participant, without interest.

19.	APPROVALS

Shareholder approval of the Plan will be obtained prior to the date that is twelve (12) months after the date of Board approval. In the event that the Plan has not been approved by the stockholders of the Company prior to the date that is twelve (12) months after the date of Board approval, all Options to purchase shares of Stock under the Plan will be cancelled and become null and void. Notwithstanding anything herein to the contrary, the obligation of the Company to issue shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of such shares of Stock and to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time.

20.	PARTICIPANTS’ RIGHTS AS SHAREHOLDERS AND EMPLOYEES

A Participant will have no rights or privileges as a stockholder of the Company and will not receive any dividends in respect of any shares of Stock covered by an Option granted hereunder until such Option has been exercised, full payment has been made for such shares of Stock, and the shares of Stock have been issued to the Participant. Nothing contained in the Plan will be construed as giving to any Employee the right to be retained in the employ of the Company or any Designated Subsidiary or as interfering with the right of the Company or any Designated Subsidiary to discharge, promote, demote or otherwise re-assign any Employee from one position to another within the Company or any Designated Subsidiary at any time.

21.	RESTRICTIONS ON TRANSFER; INFORMATION REGARDING DISQUALIFYING DISPOSITIONS

(a) Restrictions on Transfer. Shares of Stock purchased under the Plan may, in the discretion of the Administrator, be subject to a restriction prohibiting the transfer, sale, pledge or alienation of such shares of Stock by a Participant, other than by will or by the laws of descent and distribution, for such period following such purchase as may be determined by the Administrator.

(b) Disqualifying Dispositions. By electing to participate in the Plan, each Participant agrees or will be deemed to have agreed to provide such information about any transfer of Stock acquired under the Plan that occurs within two years after the first day of the Option Period in which such Stock was acquired and within one year after the acquisition of such Stock as may be requested by the Company or any Designated Subsidiary in order to assist it in complying with applicable tax laws.

22.	MISCELLANEOUS

(a) Waiver of Jury Trial. By electing to participate in the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or with respect to any Option, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By electing to participate in the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding, or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or in respect of any Option to binding arbitration or as limiting the ability of the Company, to the extent permitted under Section 423 and applicable law, to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Option hereunder.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant or to any other person by reason of any acceleration of income, any additional tax, and any penalty, interest or other liability asserted by reason of the failure of the Plan or any Option to satisfy the requirements of Section 423, or otherwise asserted with respect to the Plan or any Option.

(c) Unfunded Plan. The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Option. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.

23.	ESTABLISHMENT OF SUB-PLANS

Separate Offerings; Sub-Plans. Notwithstanding the foregoing or any provision of the Plan to the contrary, consistent with the requirements of Section 423, the Administrator may, in its sole discretion, amend the terms of the Plan, or an offering, and/or provide for separate offerings under the Plan in order to, among other things, reflect the impact of local law outside of the United States as applied to one or more Eligible Employees of a Designated Subsidiary and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

24.	GOVERNING LAW

(a) Certain Requirements of Corporate Law. Options and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case, as determined by the Administrator.

(b) Other Matters. Except as otherwise provided by the express terms of a sub-plan described in Section 23 or as provided in Section 24(a), the domestic substantive laws of the Commonwealth of Massachusetts govern the provisions of the Plan and of Options under the Plan and all claims or disputes arising out of or based upon the Plan or any Option or relating to the subject matter hereof or thereof, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c) Jurisdiction. By electing to participate in the Plan, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Option; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Option, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Option or the subject matter thereof may not be enforced in or by such court.

25.	EFFECTIVE DATE AND TERM

The Plan will become effective upon adoption of the Plan by the Board and no rights will be granted hereunder after the earliest to occur of (i) the Plan’s termination by the Board; (ii) the issuance of all shares of Stock available for issuance under the Plan; and (iii) the day before the ten (10)-year anniversary of the date the Board approves the Plan.

EXHIBIT A

Definitions

The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:

“401(k) Plan”: A savings plan qualifying under Section 401(k) of the Code that is maintained for the benefit of employees of the Company and/or its Designated Subsidiaries.

“Account”: A notional account maintained in the Participant’s name in the records of the Company.

“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

“Administrator”: The Compensation Committee, except that the Board may at any time act in the capacity of Administrator. The Compensation Committee (or the Board) may delegate (i) to one or more of its members (or one or more members of the Board) such of its duties, powers and responsibilities as it may determine; and (ii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. For purposes of the Plan, the term “Administrator” will include the Board, the Compensation Committee and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.

“Board”: The Board of Directors of the Company.

“Business Day”: Any day on which the national stock exchange on which the Stock is traded is available and open for trading.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time amended and in effect.

“Company”: Agenus Inc., a Delaware corporation.

“Compensation Committee”: The Compensation Committee of the Board.

“Covered Transaction”: Any of (i) the sale of the Company in which the stockholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); (ii) a consolidation, merger or similar transaction in which the Company is not the surviving corporation; (iii) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction); or (iv) any other change of control or acquisition of the business of the Company or corporate transaction that is designated by the Administrator as a Covered Transaction. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Designated Subsidiary”: A Subsidiary of the Company that has been designated by the Board or the Compensation Committee from time to time as eligible to participate in the Plan as set forth on Exhibit B, as amended from time to time. For the avoidance of doubt, any Subsidiary of the Company shall be eligible to be designated as a Designated Subsidiary hereunder.

“Eligible Compensation”: Regular base salary or base wages.

“Eligible Employee”: Any Employee who meets the eligibility requirements set forth in Section 4.

“Employee”: Any person who is employed by the Company or a Designated Subsidiary. For the avoidance of doubt, independent contractors and consultants are not “Employees” for purposes of the Plan.

“Exercise Date”: The date set forth in Section 5 or otherwise designated by the Administrator with respect to a particular Option Period on which a Participant will be deemed to have exercised the Option granted to him or her for such Option Period.

“Fair Market Value”: As of a particular date, (i) the closing price for a share of Stock reported on the Nasdaq Stock Market (or any other national securities exchange on which the Stock is then listed) on that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 409A and Section 422 of the Code, to the extent applicable.

“Option”: An option granted pursuant to the Plan entitling the holder thereof to acquire shares of Stock upon payment of the Purchase Price with respect to such shares of Stock.

“Option Period”: An offering period established in accordance with Section 5.

“Parent”: A “parent corporation” as defined in Section 424(e) of the Code.

“Participant”: An Eligible Employee who elects to participate in an Option Period under the Plan.

“Plan”: The Agenus Inc. 2019 Employee Stock Purchase Plan, as from time to time amended and in effect.

“Purchase Price”: The price per share of Stock with respect to an Option Period determined in accordance with Section 9.

“Section 409A”: Section 409A of the Code and the regulations thereunder.

“Section 423”: Section 423 of the Code and the regulations thereunder.

“Stock”: Common stock of the Company, par value $0.01 per share.

“Subsidiary”: A “subsidiary corporation” as defined in Section 424(f) of the Code.

EXHIBIT B

Designated Subsidiaries

Designated Subsidiaries are listed below:

1.	Agenus West, LLC

2.	Agenus UK Limited

3.	AgenTus Therapeutics, Inc.

4.	AgenTus Therapeutics Limited

AGENUS INC. VOTE BY INTERNET – www.proxyvote.com 3 FORBES ROAD LEXINGTON, MA 02421 Use the Internet to transmit your voting instructions and for electronic delivery of information. If you hold your shares directly and wish to vote over the internet, your vote must be received by 11:59 P.M. Eastern Time on June 15, 2020. If your shares are held in a Company stock plan and you wish to vote over the internet, your vote must be received by 11:59 P.M. Eastern Time on June 13, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Agenus Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access stockholder materials electronically in future years. VOTE BY PHONE – 1-800-690-6903 Use any touch-tone telephone and follow the instructions. Your shares will be voted according to your instructions. If you hold your shares directly and wish to vote over the telephone, your vote must be received by 11:59 P.M. Eastern Time on June 15, 2020. If your shares are held in a Company stock plan and you wish to vote over the telephone, your vote must be received by 11:59 P.M. Eastern Time on June 13, 2020. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following : ☐ ☐ 1. Election of Director Nominees 01 Garo H. Armen 02 Ulf Wiinberg The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To approve an amendment to our Amended and Restated Directors’ Deferred Compensation Plan to increase the number of ☐ ☐ ☐ shares of common stock authorized for issuance thereunder from 425,000 to 575,000. 3. To approve our 2019 Employee Stock Purchase Plan. ☐ ☐ ☐ 4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending ☐ ☐ December 31, 2020. 5. To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers. ☐ ☐ ☐ NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership , please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement are available at www.proxyvote.com. AGENUS INC. Annual Meeting of Stockholders June 16, 2020 at 5:00 PM This proxy is solicited on behalf of the Board of Directors The undersigned stockholder(s) of Agenus Inc. (the “Company”) hereby appoint(s) Garo H. Armen, PhD and Christine M. Klaskin, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 16, 2020, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN AND MAIL THIS PROXY TODAY. Continued and to be signed on reverse side